                                                                    EXHIBIT 10.2






================================================================================



                              ASSET SALE AGREEMENT

                                 BY AND BETWEEN


                                 TELECARE, INC.

                                      AND

                         PREMIERE COMMUNICATIONS, INC.



                          DATED AS OF AUGUST 25, 2000


================================================================================

                               TABLE OF CONTENTS

ARTICLE 1  SALE AND PURCHASE OF CERTAIN ASSETS............................   1
1.01   Sale and Purchase of Certain Assets................................   1
1.02   Excluded Assets....................................................   2
1.03   Purchase Price.....................................................   3
1.04   Purchase Price Allocation..........................................   3
1.05   Tax and Accounting Treatment of Transaction........................   4
1.06   Assignment of Certain Contracts....................................   4

ARTICLE II  ASSUMPTION OF LIABILITIES AND CONTRACTUAL OBLIGATIONS.........   4
2.01   General............................................................   4
2.02   Non-Assumed Liabilities............................................   5
2.03   No Intention to Benefit Third Parties..............................   5

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER.....................   5
3.01   Capacity and Validity..............................................   5
3.02   Organization.......................................................   5
3.03   No Conflict........................................................   5
3.04   Title to Assets; Encumbrances; Condition...........................   5
3.05   Compliance with Law................................................   5
3.06   Brokers and Finders................................................   6
3.07   Income Statements..................................................   6
3.08   No Material Adverse Change.........................................   6
3.09   Taxes..............................................................   6
3.10   Litigation.........................................................   6
3.11   Non-Competition and Confidentiality Agreements.....................   6
3.12   Statements True and Correct........................................   6

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PURCHASER...................   6
4.01   Organization.......................................................   6
4.02   Capacity and Validity..............................................   7
4.03   No Conflict........................................................   7
4.04   Brokers and Finders................................................   7
4.05   Compliance with Law................................................   7
4.06   Financial Statements and Tax Returns...............................   7
4.07   Insurance Policies.................................................   7
4.08   Statements True and Correct........................................   8

ARTICLE V  COVENANTS AND ADDITIONAL AGREEMENTS OF SELLER AND PURCHASER....   8
5.01   License and Marketing Names........................................   8
5.02   Expenses...........................................................   8
5.03   Employees..........................................................   9
5.04   Aid in Transition..................................................   9
5.05   Covenant of Non-Solicitation and Non-Competition by Seller.........  10
5.06   Take or Pay Agreement..............................................  10
5.07   Brubaker Contract..................................................  10


5.08   Management Services Contract.......................................  10
5.09   Amendment of Carrier Agreement.....................................  11
5.10   Deliveries by Purchaser............................................  11
5.11   Guarantee by Roudebush.............................................  11
5.12   Purchaser Financing................................................  11

ARTICLE IV  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION  11
6.01   Survival of Representations and Warranties.........................  11
6.02   Indemnification by Seller..........................................  11
6.03   Indemnification by Purchaser.......................................  13
6.04   No Consequential Damages...........................................  13

ARTICLE VII  MISCELLANEOUS................................................  13
7.01   Notices............................................................  14
7.02   Entire Agreement, Modifications, Amendments and Waivers............  14
7.03   Successors and Assigns.............................................  14
7.04   Table of Contents; Captions; References............................  14
7.05   Pronouns...........................................................  14
7.06   Governing Law......................................................  14
7.07   Arbitration........................................................  15
7.08   Severability.......................................................  15
7.09   Remedies Not Exclusive.............................................  15
7.10   Counterparts and Interpretations...................................  15
7.11   Seller's Knowledge.................................................  16

                        INDEX OF EXHIBITS AND SCHEDULES
                        -------------------------------


Exhibit 1.03(a)        Form of Note A
Exhibit 1.03(b)        Form of Note B
Exhibit 5.06           Form of Take-or-Pay Agreement
Exhibit 5.08           Form of Management Services Agreement
Exhibit 5.11           Form of Guarantee by Roudebush


Schedule 1.01(a)(i)    Revenue Stream
Schedule 1.01(a)(ii)   Customer and Marketing "Partner" Contracts
Schedule 1.01(e)       Bloomington Assets
Schedule 1.02          Excluded Assets
Schedule 1.04          Purchase Price Allocation
Schedule 3.03          No Conflict
Schedule 3.04          Title to Assets; Encumbrances; Condition
Schedule 3.05          Compliance with Law
Schedule 3.07          Seller Income Statements
Schedule 4.03          Purchaser: No Conflict
Schedule 4.05          Purchaser: Compliance with Law
Schedule 4.06          Purchaser and Roudebush Financial Statements and Tax
                       Returns
Schedule 4.07          Purchaser Insurance Coverage

                              ASSET SALE AGREEMENT
                              --------------------

     THIS ASSET SALE AGREEMENT (this "Agreement") dated as of the 25th day of August, 2000, is made and entered into by and between TELECARE, INC., an Indiana corporation, wholly-owned by Donald W. Roudebush ("Roudebush"), with its headquarters and principal place of business located at 444 Lafayette Road, Noblesville, Indiana 46060 ("Purchaser") and PREMIERE COMMUNICATIONS, INC., a Florida corporation, with its headquarters and principal place of business located at 3399 Peachtree Road, N.E., Atlanta, Georgia 30326 ("Seller").

                                   BACKGROUND
                                   ----------

     This Agreement sets forth the terms and conditions upon which Seller shall sell to Purchaser, and upon which Purchaser shall purchase, certain of the assets of Seller's retail calling card business (the "Business").

     Certain terms used in this Agreement are defined in Article VII hereof.

                                   AGREEMENT
                                   ---------

     In consideration of the foregoing, the mutual agreements, covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                      SALE AND PURCHASE OF CERTAIN ASSETS
                      -----------------------------------


     1.01 Sale and Purchase of Certain Assets.  Subject to the terms and
          -----------------------------------
conditions contained in this Agreement, Purchaser hereby purchases from Seller, and Seller hereby sells, conveys, transfers, assigns, and delivers to Purchaser, for the purchase price set forth in Section 1.02 below, all of the following assets of Seller to the extent that such assets are used solely in connection with the Business, free and clear of any and all liens, claims or encumbrances of any kind or nature whatsoever other than the Assumed Liabilities ("Liens"):

     a.   Customer and "Partner" Contracts - all customer and marketing
          --------------------------------
          "partner" contracts related to the Business and reflected in the revenue stream identified on Schedule 1.01(a)(i), including but not
                                       ------------------
          limited to those marketing "partner" contracts listed on Schedule
                                                                   --------
          1.01(a)(ii) (the "Contracts");
          -----------

     b.   Accounts Receivable - those certain accounts receivable (net of
          -------------------
          allowance or reserve for doubtful or uncollectible accounts) in existence on the date hereof and that relate exclusively to the Contracts (the "Accounts Receivable"), provided, however, that as a result of the operation of the Management Services Agreement (as defined in Section 5.08 below), in lieu of the Accounts Receivable, Purchaser will take the accounts receivable (net of allowance or reserve for uncollectible accounts) in existence on the date of the termination of the Management Services Agreement and that relate exclusively to the Contracts;

     c.   Databases - all marketing databases (i) of current active and former
          ---------
          users of the services provided by the Business, (ii) related to the Contracts and (iii) otherwise related to the Business, in each case only to the extent such databases are legally transferable by Seller without the consent or approval of any third party (collectively, the "Databases");

     d.   Marketing Names - royalty free, licenses to the following product,
          ---------------
          service and marketing names utilized in the Business in the last five
          (5) years to the extent such names are owned by Seller: "Premiere Worldlink", "Afcom(R)" and "National Collegiate(TM)" (collectively, the "Marketing Names"), provided, however, that (i) the licenses to "Premiere Worldlink" and "Afcom(R)" will be non-exclusive while the license to "National Collegiate(TM)" will be exclusive, and (ii) the rights to the "Premiere Worldlink" and "Afcom(R)" names shall be limited to one year from the date of this Agreement; in addition, Seller shall transfer all of its right, title and interest in and to the name "National Collegiate(TM)" and any associated registered marks therewith to Purchaser upon payment in full of all amounts owing under Note A and Note B;

     e.   Bloomington Assets - (i) all assets of Seller listed on Schedule
          ------------------                                      --------
          1.01(e), which are located in the offices of the Business located at
          -------
          3900 Industrial Blvd., Suite 5, Bloomington, Indiana 47403 and (ii) the lease of the real property used in the Business and located at 3900 Industrial Boulevard, Suite 5, Bloomington, Indiana 47403 (the "Bloomington Assets");

     f.   Marketing Materials - all material marketing materials, including
          -------------------
          those in printed and electronic form, files and images, in Seller's possession on the date of this Agreement that were created by Seller for marketing to the customers who are parties to the Contracts (the "Marketing Materials"); and

     g.   Files and Records - all books, records, accounting records, customer
          -----------------
          lists, call detail records, files and documents relating to the Business, but not the corporate minute books, corporate seals, consolidated financial statements or tax records of Seller (the "Business Records"), provided, however, that Seller will not deliver the Business Records until the termination of the Management Services Agreement and provided further that Seller may, at its expense, make and retain copies of the Business Records prior to their transfer to Purchaser. Further, Purchaser shall allow Seller reasonable access to the Business Records for a period of seven (7) years from the date hereof and, prior to the end of such seven year period, shall notify Seller in writing at least 90 days prior to any destruction of any of such Business Records and shall offer Seller the opportunity to retain such Business Records in lieu of their destruction.

The Contracts, the Accounts Receivable, the Databases, the Bloomington Assets, the Marketing Materials, and the Business Records are collectively referred to as the "Assets" and individually referred to as an "Asset."

          1.02 Excluded Assets.  Notwithstanding the foregoing Section 1.01 or
               ---------------
any other provision of this Agreement to the contrary, Seller shall retain all assets not specifically identified in paragraphs (a) through (g) of Section 1.01 (the "Excluded Assets"), including, but not limited to, (i) any contracts related to (A) the corporate calling card business of Seller and its subsidiaries (including, without limitation, the business known as "Access One") and (B) the personal assistant and Orchestrate(R) products and services offered by Seller or its subsidiaries (collectively, those contracts described in the foregoing clauses A and B shall be the "Excluded Contracts"); (ii) cash and bank accounts of the Business; (iii) aggregate intercompany accounts receivable and accounts payable, if any, (iv) any intellectual property rights of any type whatsoever, including without limitation, tradenames, trade marks, service marks, copyrights, patents, or licenses; (v) information concerning customers, prospective customers and other third parties as such information is used in or relates to Excluded Assets or aspects of Seller's businesses other than the Business; (v) personal effects of the current and former owners and employees of the Business; (vi) the assets listed on Schedule 1.02; (vii)
                                                     -------------
transmission related equipment and call center equipment; (viii) any and all state and federal governmental authorizations, permits and certificates, including without limitation any certificates to provide telecommunications services and (ix) all assets of Seller that are used in connection with the Business but that are also used by Seller other than in connection with the Business.

          1.03 Purchase Price.  The purchase price for the Assets (the "Purchase
               --------------
Price") shall be $6,552,000 and shall be paid according to the following terms:

          a. Note A. Purchaser will issue to Seller a promissory note
             ------
             substantially in the form attached hereto as Exhibit 1.03(a) in the
                                                          ---------------
             original principal amount of $4,162,000 ("Note A"). Note A will be a senior secured note due 180 days from the date of this Agreement. Note A shall bear interest at the rate of 8.0% per annum for the first 90 days, and 10.0% per annum thereafter. All interest shall accrue monthly and be added to the principal balance of Note A. Note A shall be secured by the Assets, a security interest in the stock of Purchaser and the personal guarantee of Roudebush, in each case as evidenced by documentation and filing as shall be reasonably satisfactory to Seller.

          b. Note B. Purchaser will issue to Seller a contingent promissory note
             ------
             substantially in the form of Exhibit 1.03(b) in a variable
                                          ---------------
             principal amount from $0 to $2,390,000 (subject to increase pursuant to the terms of Section 5.07 of this Agreement) ("Note B"). Note B will be a junior secured note due one year from the date of this Agreement. Note B shall bear interest at the rate of 12.0% per annum. Note B shall share a first security interest in the Assets and the guarantee securing Note A, but shall be subordinated to any future debt that replaces Note A, which subordination is subject to negotiation with the new lender and Seller.

          c. Adjustments to Purchase Price. If the number of customers that have
             -----------------------------
             had usage of the services of the Business during the months of April, May or June, 2000 (the "Active Customers") is less than 100,000, then Note A shall be reduced by the same percentage by which the number of Active Customers is less than 100,000. Similarly, Seller shall reimburse Purchaser for the amount, if any, by which 95% of the Accounts Receivable (net of allowance or reserve for doubtful or uncollectible accounts) have not been collected within 180 days after the date of the termination of the Management Services Agreement, provided that payments will be applied to the oldest Accounts Receivable outstanding first.

          1.04 Purchase Price Allocation.  Seller and Purchaser shall jointly
               -------------------------
prepare a schedule allocating the Purchase Price and, as required by applicable law, the Assumed Liabilities among the Assets as set forth on Schedule 1.04 (the
                                                              -------------
"Allocation Schedule") for purposes of filings under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Seller and Purchaser each shall execute and file with the IRS in a timely manner Form 8594, and all federal, state, local and foreign tax returns, in accordance with such final allocation. Neither Purchaser nor Seller shall file a tax return or take any position with any taxing authority that is inconsistent with such final allocation.

          1.05 Tax and Accounting Treatment of Transaction. The parties acknowledge and agree that, notwithstanding the date of the execution and delivery of this Agreement on August 25, 2000 and the ultimate closing of the transaction thereafter, for both tax and accounting purposes the transactions contemplated by this Agreement shall be effective as of August 1, 2000. Further, the parties acknowledge and agree that Note B is so contingent and uncertain as to be not susceptible of valuation as of the date of this Agreement and, accordingly, will not be considered part of the Purchase Price unless and until the contingencies are resolved.

          1.06 Assignment of Certain Contracts.
               -------------------------------
          (a) Nothing contained in this Agreement shall be construed as an attempt to agree to assign any contract that is in law non-assignable without the consent of any other party thereto, unless such consent shall have been given. To the extent any such necessary consent has not been obtained, in order that the full value of every such contract that is included within the Assets may be realized, at Purchaser's request and direction, Seller shall take all such action as shall in the reasonable opinion of Purchaser be necessary or proper (i) in order to preserve for the benefit of Purchaser the rights and obligations of Seller under such Contract, and (ii) to facilitate the collection of the monies due and payable, or to become due and payable, to Seller pursuant to every such contract, and Seller shall remit such monies to Purchaser within five (5) business days of collection.

          (b) Purchaser shall be entitled to the benefits accruing after the date of this Agreement of any such non-assigned contract to the extent that, pursuant to the following sentence, Purchaser performs all of Seller's obligations due to be performed under such non-assigned contract. Seller will remit to Purchaser payments Seller receives under such non-assigned contract to the extent that Purchaser has performed Seller's obligations to which such payments relate. Purchaser, at its expense, shall perform all of Seller's obligations due to be performed under any such non-assigned contract that is included among the Assumed Liabilities to the extent (i) Purchaser can perform such obligations without violating the terms of such non-assigned contract and
(ii) Purchaser is being provided the benefits of such non-assigned contract.


                                   ARTICLE II
             ASSUMPTION OF LIABILITIES AND CONTRACTUAL OBLIGATIONS
             -----------------------------------------------------

          2.01 General.  As further consideration for the Assets, Purchaser
               -------
shall assume, pay, perform and discharge when due any and all liabilities, indebtedness, and obligations of any type, whether accrued, contingent, matured, unmatured, or otherwise, related to, directly or indirectly, or arising out of the Business or the Assets but shall only include that portion of such liabilities, indebtedness and obligations that arise after or relate to the period after the date of this Agreement (other than with respect to the Call & Fly(R) program of the Business, which shall include all liabilities, indebtedness and obligations relating thereto) (the "Assumed Liabilities"), including without limitation, (i) those liabilities and obligations that arise after the date of this Agreement under or with respect to the Contracts; (ii) all liabilities and obligations that arise after the date of this Agreement under or with respect to the real property lease of the property at 3900 Industrial Blvd., Suite 5, Bloomington, Indiana 47403; (iii) all liabilities and obligations arising out of or related to the Call & Fly(R) program of the Business, whether accrued or arising prior to or after the date of this Agreement; and (iv) all governmentally imposed regulatory fees or surcharges that arise after the date of this Agreement, including, without limitation, Universal Service Fund, Federal Excise Tax, applicable state taxes, Telecommunications Relay Service and payphone surcharges.

          2.02 Non-Assumed Liabilities. Except for the Assumed Liabilities and
               -----------------------
as otherwise specifically included in this transaction by mutual agreement, Purchaser shall not be responsible for any acts, omissions, or liabilities of Seller or its employees and agents performed or incurred by them prior to the date of this Agreement.

          2.03 No Intention to Benefit Third Parties. Except as specifically set
               -------------------------------------
forth in Article VI, this Agreement is not intended to, and shall not, (i) benefit any person other than Seller and Purchaser or (ii) create any third party beneficiary right in any person.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          Seller hereby represents and warrants to Purchaser as follows:

          3.01 Capacity and Validity. Seller has the corporate power, capacity
               ---------------------
and authority necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement have been approved by all necessary action of the Board of Directors and the Shareholder(s) of Seller. This Agreement has been duly executed and delivered by duly authorized officers of Seller, and such agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors' rights generally.

          3.02 Organization. Seller is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of Florida and has full corporate power and authority to own, lease and operate its assets and to carry on its business.

          3.03 No Conflict. Except as disclosed in Schedule 3.03, neither the
               -----------                         -------------
execution, delivery and performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby or thereby will
(i) conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of the Articles of Incorporation, as amended, of Seller, or (ii) result in the violation by Seller of any law or governmental order.

          3.04 Title to Assets; Encumbrances; Condition. Except for the Assumed
               ----------------------------------------
Liabilities and except as set forth in Schedule 3.04, Seller has good, valid and
                                       -------------
marketable title to its material Assets free and clear of any and all Liens.

          3.05 Compliance with Law. Except as set forth in Schedule 3.05, Seller
               -------------------                         -------------
has materially complied with and is in material compliance with all material laws and governmental orders applicable to, required of or binding on Seller, the Assets or the Business, except to the extent that any such non-compliance would not have a material adverse effect on the Assets or the Business. No written notices from any governmental authority or agency with respect to any failure or alleged failure of Seller, the Assets or the Business to comply with any material law or governmental order have been received by

Seller, except to the extent such failure or alleged failure of Seller to comply would not have a material adverse effect on the Assets or the Business.

     3.06 Brokers and Finders. No finder or any agent, broker or other Person
          -------------------
acting pursuant to authority of Seller is entitled to any commission or finder's fee from Seller in connection with the transactions contemplated by this Agreement.

     3.07 Income Statements. To the best of Seller's knowledge, the income
          -----------------
statements for January to July 2000 attached as Schedule 3.07 (the "Income
                                                -------------
Statements"), fully reflect the costs that are both direct and variable and that are associated with the Business in all material respects. Notwithstanding the foregoing, Purchaser acknowledges and agrees that transmission costs are overstated due, in part, to the fact that the Income Statements do not fully reflect the benefit of the Worldcom credit. Purchaser also acknowledges and agrees that the Income Statements specifically do not accurately reflect the fixed costs associated with the Business.

     3.08 No Material Adverse Change. Seller has no knowledge of any facts
          --------------------------
that would lead Seller to reasonably believe that the decline in the revenue of the Business will accelerate. Since July 25, 2000, there has not been, occurred or arisen any change in or event affecting the Business, the Assets, or the Assumed Liabilities that has had a material adverse effect on the Business, the Assets or Assumed Liabilities and there has not occurred any strike or labor dispute or any casualty, loss, damage or destruction (whether or not covered by insurance) of any of the Assets that exceeds $50,000.

     3.09 Taxes. Seller is current on all of the material Universal Service
          -----
Fund payments and Federal Excise Tax payments owed by Seller with respect to the operation of the Business prior to the date of this Agreement or Seller will make such payments promptly after the date of this Agreement.

     3.10 Litigation. There is no pending or, to Seller's knowledge,
          ----------
threatened litigation to which Seller is a party and that would reasonably be expected to have a material adverse effect on the Business, the Assets, the transaction contemplated by this Agreement, or the Management Services Agreement.

     3.11 Non-Competition and Confidentiality Agreements. To Seller's
          ----------------------------------------------
knowledge, and except with respect to D. Greggory Smith, none of its current or former employees are in material violation of their confidentiality or non-competition agreements with Seller as such agreements relate to the Business.

     3.12 Statements True and Correct. No representation or warranty made
          ---------------------------
by Seller nor any statement, certificate or instrument furnished or to be furnished to Purchaser pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

          Purchaser hereby represents and warrants to Seller that:

     4.01 Organization. Purchaser is a corporation duly organized and validly
          ------------
existing under the laws of the State of Indiana with the full corporate power and authority to carry on its business and to own, lease and operate its assets.

     4.02 Capacity and Validity. Purchaser has the corporate power, capacity and
          ---------------------
authority necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been approved by all necessary action of the Board of Directors and shareholders of Purchaser. This Agreement has been executed and delivered by duly authorized officers of Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors' rights generally.

     4.03 No Conflict. Except as disclosed in Schedule 4.03, neither the
          -----------                         -------------
execution, delivery and performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby, will (i) conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of the Articles of Incorporation, as amended, or By-Laws, as amended, of Purchaser, (ii) result in a violation, contravention or breach under, or require the consent or approval of any party to, any contract, license or permit to which Purchaser is a party or by which Purchaser is bound,
(iii) result in the violation of any law or governmental order or (iv) result in the creation or imposition of any Lien.

     4.04 Brokers and Finders. With the exception of Periculum Capital Company,
          -------------------
LLC, whose fees and expenses will be borne exclusively by Purchaser, no finder or any agent, broker or other Person acting pursuant to authority of Purchaser or any of its shareholders is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     4.05 Compliance with Law. Except as set forth in Schedule 4.05, Purchaser
          -------------------                         -------------
has materially complied with and is in material compliance with all material laws and governmental orders applicable to, required of or binding on Purchaser and its assets and businesses, except to the extent that any such non-compliance would not have a material adverse effect on Purchaser or its assets or businesses. No written notices from any governmental authority or agency with respect to any failure or alleged failure of Purchaser or its assets or businesses to comply with any material law or governmental order have been received by Purchaser, except to the extent such failure or alleged failure of Purchaser to comply would not have a material adverse effect on Purchaser or its assets or businesses.

     4.06 Financial Statements and Tax Returns. Schedule 4.06 contains a correct
          ------------------------------------  -------------
and complete copy of the federal income tax returns, as filed with the Internal Revenue Service, of each of Roudebush and Purchaser for each of the last three
(3) fiscal years. Schedule 4.06 also contains for each of Roudebush and
                  -------------
Purchaser a correct and complete copy of the balance sheet as of the end of each of the last three (3) fiscal years and the statements of income and cash flows for each of the fiscal years then ended (collectively, the "Financial Statements"). Each of the Financial Statements are true, correct and complete, are based on the books and records of Roudebush and Purchaser, respectively, fairly present the financial condition and, results of operations and cash flows of Roudebush and Purchaser, respectively, as of the dates and for the periods indicated therein.

     4.07 Insurance Policies. Schedule 4.07 contains a correct and complete list
          ------------------  -------------
of all insurance policies held or owned by Purchaser and now in force and
Schedule 4.07 indicates the name of the insurer, the type of policy, the risks
-------------
covered thereby, the amount of the premiums, the term of each policy, the policy number and the amounts of coverage and deductible in each case and all outstanding claims thereunder. All such policies are in full force and effect and are enforceable in accordance with their terms.

     4.08 Statements True and Correct. No representation or warranty made by
          ---------------------------
Purchaser, nor any statement, certificate or instrument furnished or to be furnished to Seller pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE V
                      COVENANTS AND ADDITIONAL AGREEMENTS
                      ------------------------------------
                            OF SELLER AND PURCHASER
                            -----------------------

     5.01 License of Marketing Names. Seller hereby grants to Purchaser (i) a
          --------------------------
royalty free, exclusive and non-transferable license to use the trade name National Collegiate(TM), until such time as the trade name National Collegiate(TM) is transferred to Purchaser pursuant to Section 1.01(d), to the extent that such name is owned by Seller, solely in connection with the Business and subject to the Terms and Conditions in the following sentence and (ii) a royalty free, non-exclusive and non-transferable license for one year from the date of this Agreement to use the trade names "Premiere Worldlink" and "Afcom(R)", to the extent that such names are owned by Seller, solely in connection with the Business and subject to the Terms and Conditions in the following sentence. The licenses granted to Purchaser pursuant to this Section
5.01 shall be subject to the following terms and conditions (the "Terms and Conditions"):

     (a) Purchaser shall not be allowed to utilize any specific Marketing Name other than National Collegiate(TM) as part of its corporate or business name;
     (b) Purchaser shall not attempt to register any specific Marketing Name other than National Collegiate(TM) in its name or on behalf of Seller in any jurisdiction;
     (c) Purchaser shall not challenge Seller's ownership or rights in and to the Marketing Names; provided, however, that with respect to National Collegiate(TM), this condition will expire upon payment in full of all amounts owing under Note A and Note B;
     (d) All goodwill arising out of Purchaser's use of the Marketing Names shall inure to the benefit of Seller;
     (e) The breach or violation of any provision of the Marketing Names license granted by Seller to Purchaser herein shall give Seller the right to terminate such Marketing Name license immediately upon notice to Purchaser;
     (f) Seller may terminate any of the foregoing licenses to Purchaser at any time that Purchaser's use of any of the licensed trade names is damaging to the trade names or the goodwill represented by such trade names.

     5.02 Expenses.
          --------

          (a) All sales, use, transfer and all other non-income taxes, and any fees incurred in connection with the purchase and sale of the Assets (the "Transfer Taxes") shall be born by Purchaser. Seller shall file all necessary tax returns and other documents required to be filed with respect to all such Transfer Taxes. The parties will cooperate to the extent reasonably necessary to make such filings or returns as may be required.

          (b) Except as provided below, regardless of whether the transactions contemplated by this Agreement are consummated, each of Seller and Purchaser shall be responsible for all expenses and fees incurred by it or him in connection with the preparation, negotiation or consummation of this Agreement and the transactions contemplated hereby.

          (c) All property, ad valorem, real estate, and other similar taxes and all regulatory and governmental fees with respect to the Assets or the Business shall be apportioned for the accounts of Seller and Purchaser based on the date of this Agreement.

     5.03 Employees. During the term of the Management Services Agreement,
          ---------
Purchaser shall not take any action that could undermine Seller's ability to perform its obligations under the Management Services Agreement. Purchaser acknowledges that its hiring Seller's employees during the term of the Management Services Agreement without Seller's consent could undermine Seller's ability to so perform and could otherwise harm Seller. Consequently, for these and other reasons, during the term of the Management Services Agreement, Purchaser shall not hire or solicit any employees of Seller without the Seller's prior written consent, provided, however, that Purchaser may solicit, but not hire, Scott Trilling during the term of the Management Services Agreement as long as he is an employee of Seller or an affiliate of Seller. In the event that Purchaser hires Mr. Trilling after the termination of the Management Services Agreement, Seller will waive the relevant provisions of Mr. Trilling's Confidentiality Agreement with Seller solely to the extent necessary for Mr. Trilling to perform the duties of his employment with Purchaser. After the date of termination of the Management Services Agreement, Purchaser shall have no obligation or responsibility for hiring any employees of Seller, although after the date of termination of the Management Services Agreement certain employees may be hired by Purchaser in its sole discretion as new employees and Purchaser may interview such employees prior to the date of termination of the Management Services agreement if it first obtains the written consent of Seller. With the exception of liability and claims involving or arising from acts or omissions of Purchaser or its employees or representatives, Seller agrees to be responsible for any and all liability which may arise as the result of wage claims, benefits claims, or other employment-related claims of any sort whatsoever made by any employee, including those retained as new hires by Purchaser, for wages and benefits earned, and acts or omissions performed, prior to the date of their termination of employment by Seller. To the extent legally possible at no additional cost to Seller, Seller shall keep in force any confidentiality and non-compete agreements with current or past employees, as they may affect the use of the Assets to be acquired herein. Seller also agrees to provide its commercially reasonable assistance to Purchaser in the enforcement of such Agreements. In no event, however, shall Seller be held liable if any of its current or past employees do not comply with the provisions of any confidentiality and non-compete agreements or if any such agreements are found to be unenforceable or inapplicable in part or in full. Purchaser and Seller hereby acknowledge that Purchaser will be deemed to be a successor in interest to the rights and protections in such confidentiality and non-compete agreements that are applicable to the Assets and the Business. Notwithstanding the foregoing, Seller is not assigning or conveying its interest in such confidentiality and non-competition agreements and Seller is retaining all rights and protections applicable to it or its ongoing business under such agreements.

     5.04 Aid in Transition. After the date of this Agreement, each of Seller,
          -----------------
on the one hand, and Purchaser, on the other hand, shall use its commercially reasonable best efforts to fully and completely cooperate in the prompt and complete transfer of the Assets to Purchaser other than Assets not transferred until the termination of the Management Services Agreement and other than those Assets required by Seller to perform its obligations under the Management Services Agreement. For six (6) months after the date of the termination of the Management Services Agreement, or whatever time it takes to complete the transfer, Seller's employees shall use their commercially reasonable efforts to assist in any final transition related issues. Notwithstanding the foregoing, Seller shall promptly prepare, or cause its agent to promptly prepare (i) all filings with federal, state and local governmental and regulatory authorities necessary to transfer the Assets to Purchaser, and (ii) a form of customer notification to be submitted to all affected customers of Seller describing the transfer of the Assets to Purchaser. If any governmental or regulatory authority rejects or requests supplementary information regarding a filing, Seller shall cause its agent to amend such filing, supply additional information or make a new filing, as may be necessary. Seller shall submit all required filings to the applicable governmental or regulatory authorities within forty-five (45) days following the date of this Agreement, and shall distribute the customer notification to all affected customers of Seller not later than the earlier of (i) January 25, 2001 or (ii) thirty (30) days after the termination of the Management Services Agreement. Purchaser and Seller shall apportion between them all costs and expenses of submitting or distributing the filings or notifications required pursuant to this Section 5.04, based on whether the applicable jurisdiction required the filing to be made by Purchaser or by Seller, respectively.

     5.05 Covenant of Non-Solicitation and Non-Competition by Seller. Seller
          ----------------------------------------------------------
acknowledges that Purchaser has a legitimate commercial interest in preventing direct competition with the Business by Seller. Seller also acknowledges that it will completely withdraw from the business of providing stand-alone calling card services on a retail basis through affinity relationships. Accordingly, as long as Purchaser is not in default under this Agreement or either Note A or Note B, for a period of three (3) years from the date of this Agreement, Seller and its subsidiaries, affiliates or assignees will not compete directly with the Business by soliciting the parties to the Contracts in connection with a calling card product substantially similar to the retail calling cards sold by the Business on the date of this Agreement unless such calling card functionally is sold as part of a bundled offering of other products. Seller agrees that it will not undertake a direct mailing or marketing effort with respect to the parties to the Contracts, however, Purchaser recognizes that there may be coincidental cross marketing in Seller's attempts to market its non-stand-alone calling card services through partner programs or through the acquisition of customer lists. Notwithstanding the foregoing provisions of this Section 5.05, nothing contained in this Agreement shall limit the right of Seller and its subsidiaries, affiliates and assigns to continue their respective businesses relating to the Premiere Corporate Calling Card business (including without limitation, the Access One product), personal assistant business (including without limitation, its long-distance calling feature), and other products through the channels of co-branding or private labeling (such as "Orchestrate(R)") despite the fact that such businesses may include products that include calling card functionality as a part of such products. Notwithstanding any other provision of this Agreement to the contrary (including the other provisions of this Section 5.05), Seller's covenants in this Section
5.05 shall not prevent Seller, its successors or assigns from engaging in any business entered into as a result of a merger, acquisition or other business continuation.

     5.06 Take or Pay Agreement. Simultaneously with the execution and delivery
          ---------------------
of this Agreement, Purchaser and Seller shall enter into an amendment to the Carrier Agreement described in Section 5.09 in the form attached hereto as

Exhibit 5.06 which shall become effective upon the payment in full of all
------------
amounts owed under Note A.

     5.07 Brubaker Contract. Purchaser and Seller shall each bear one-half of
          -----------------
the $400,000 owed to Craig Brubaker ("Brubaker") for the termination of the prior agreement between Seller and Brubaker. Seller shall pay its one-half ($200,000) on the earlier of (i) 180 days after the date of this Agreement or
(ii) February 28, 2001 and Purchaser shall pay its one-half ($200,000) on the earlier of (i) one year after the date of this Agreement or (ii) August 31, 2001. In the event that Purchaser defaults in its payment to Brubaker, Seller at its sole option and discretion may pay such amount to Brubaker, in which event the principal amount of Note B shall automatically without further action on the part of Seller or Purchaser be increased by $200,000.

     5.08  Management Services Contract. Seller and Purchaser shall enter into
           ----------------------------
a Management Services Agreement, substantially in the
form of Exhibit 5.08 pursuant to which Seller shall manage the Business for the
        ------------
account of Purchaser during the period that Note A is outstanding (the "Management Services Agreement").

     5.09  Amendment of Carrier Agreement. Seller and Purchaser agree that in
           ------------------------------
connection with the execution and delivery of this Agreement, they shall enter into an amendment to the Carrier Agreement dated March 1, 1996, by and between Seller and Purchaser, providing that immediately upon the execution and delivery of this Agreement, the per minute platform cost shall be limited to a maximum of
1.5 cents.

     5.10 Deliveries by Purchaser. Simultaneously with the execution and
          -----------------------
delivery of this Agreement, Purchaser shall deliver to Seller the following:

          (a) articles or certificate of incorporation certified by the secretary of state of the jurisdiction of incorporation of Purchaser along with a certificate of existence for Purchaser;

          (b) bylaws of Purchaser certified by its corporate secretary;

          (c) copies, certified by the duly qualified and acting Secretary or Assistant Secretary of Purchaser, of resolutions adopted by the Board of Directors of Purchaser approving this Agreement and the consummation of the transactions contemplated hereby; and

          (d) a written legal opinion from counsel to Purchaser in form and content reasonably satisfactory to Seller and its counsel and generally in a form typical for transactions of this type.

     5.11 Guarantee by Roudebush. Simultaneously with the execution and delivery
          ----------------------
of this Agreement, Roudebush shall execute and deliver a Guarantee in the form of Exhibit 5.11 attached hereto, pursuant to which Roudebush shall guarantee the
   ------------
prompt and absolute payment and performance of each obligation of Purchaser under Note A and Note B (the "Guarantee").

     5.12 Purchaser Financing. Purchaser shall use its best efforts and will
          -------------------
retain the services of an investment banker to obtain third party financing in an amount sufficient to allow Purchaser to repay all amounts owing under Note A and Note B.

                                   ARTICLE VI
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION
         --------------------------------------------------------------

     6.01 Survival of Representations and Warranties. All of Seller's and
          ------------------------------------------
Purchaser's representations, warranties, covenants, and agreements as set forth in this Agreement shall survive the date hereof for a period of six (6) months after the date of this Agreement or, with respect to covenants and agreements to be performed in the future, six (6) months after the date for performance of such covenant or agreement.

     6.02  Indemnification by Seller.
           -------------------------

           (a) Seller agrees to indemnify, defend, and hold harmless Purchaser and each of its directors, officers, shareholders, employees, affiliates and assigns (the "Purchaser Indemnified Parties") from and against any and all direct causes of action, suits, losses, damages, liabilities, costs, and expenses

(collectively, "Losses") asserted against, imposed upon or incurred by any of the foregoing by reason of, resulting from, arising out of, based upon or otherwise in respect of the following:

           (i) any inaccuracy in any representation or warranty made by Seller pursuant to this Agreement; and

           (ii) any breach of any covenant or agreement made or to be performed by Seller pursuant to this Agreement;

                (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, Seller shall not indemnify the Purchaser Indemnified Parties pursuant to this Section 6.02 for any claims related to the Business unless and until the aggregate amount of such claims exceeds $75,000 and then only for the amount by which all such claims exceed $75,000. In addition, in no event shall Seller's aggregate liability pursuant to Section 6.02 exceed $1,500,000. Seller shall have the right at its own cost and expense to undertake to defend against any claim or cause of action under the hold harmless and indemnity provisions of this Section 6.02. Purchaser shall provide written notice of any third party claims that may arise under this Section 6.02 promptly after Purchaser's receipt of notice of any such claim from any third party. If Purchaser fails to provide prompt notice of any third party claim to Seller, Seller will not have any indemnification obligations for such claim.

                (c) To the extent that any Losses for which indemnification is sought under Section 6.02 is covered by insurance held by such Purchaser Indemnified Party such Purchaser Indemnified Party shall be entitled to indemnification only with respect to Losses that are in excess of the cash proceeds received by such indemnified party pursuant to such insurance. If such Purchaser Indemnified Party receives such cash insurance proceeds, then the amount payable by Seller pursuant to such indemnification claim shall be reduced by the amount of such proceeds, whether such proceeds were received prior to or after the time such indemnification claim is paid. If, pursuant to the preceding sentence, the insurance proceeds are received by the Purchaser Indemnified Party after the indemnification claim is paid, the Purchaser Indemnified Party shall promptly remit such insurance proceeds (to the extent of the paid indemnification claim) to the indemnifying party. Purchaser hereby agrees to file claims under any of its insurance policies covering Losses to the same extent that such party would normally file claims under its insurance policies in the ordinary course of its business.

                (d) The amount of any indemnity payments for Losses under
Section 6.02 hereof shall be (i) decreased to reflect actual tax savings, if any, to the Purchaser Indemnified Party resulting from the Losses giving rise to such indemnity payments and (ii) increased to reflect the actual additional taxes, if any, payable by such Purchaser Indemnified Party as a result of the receipt of such payments, in each case subject to the limitations on indemnification contained in this Section 6.02. If an indemnity payment is made prior to the filing of relevant tax returns, the amount shall be determined on an estimated basis. Proper adjustment shall be made if the actual tax savings or actual additional taxes differ from the estimated amount.

                (e) Purchaser and Seller acknowledge and agree that from and after the date hereof the indemnification provisions in this Article VI shall be the sole and exclusive remedy of Purchaser and the other Purchaser Indemnified Parties with respect to this Agreement.

                (f) Seller, at its option, shall be entitled to offset any amount owed by Seller pursuant to this Section 6.02 against either Note A or Note B.

     6.03.  Indemnification by Purchaser. Purchaser agrees to indemnify, defend
            ----------------------------
and hold harmless Seller and its directors, officers, employees, Affiliates and assigns (collectively, the "Seller Indemnified Parties") from and against all direct Losses asserted against, imposed upon or incurred by any of the foregoing by reason of, resulting from, arising out of, based upon or otherwise in respect of the following:

           (a) any inaccuracy in any representation or warranty made by Purchaser pursuant to this Agreement; and

           (b) any breach of any covenant or agreement made or to be performed by Purchaser pursuant to this Agreement.

           (c) Purchaser and Seller acknowledge and agree that from and after the date hereof the indemnification provisions in this Article VI shall be the sole and exclusive remedy of Seller and the other Seller Indemnified Parties with respect to this Agreement. The foregoing sentence shall not diminish, modify or otherwise affect any of the terms, including without limitation, any of the remedies available to Purchaser or Seller, under the Management Services Agreement, Note A, Note B or any of the security documents relating to Note A and Note B, including without limitation, the security agreement, the pledge agreement and the Guarantee.

Purchaser shall have the right at its own cost and expense to undertake to defend against any claim or cause of action under the hold harmless and indemnity provisions of this Section 6.03. Seller agrees to provide written notice of any third party claims that may arise under this Section 6.03 promptly after Seller's receipt of notice of any such claim from any Third party. If Seller fails to provide prompt notice of any third party claim to Purchaser, Purchaser will not have any indemnification obligations for such claim.

     6.04  No Consequential Damages. In no event shall either Seller or
           ------------------------
Purchaser be liable to any Purchaser Indemnified Party or any Seller Indemnified party for indirect, incidental, exemplary, special, punitive or consequential damages. Such excluded damages shall include but not be limited to lost profits.


                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

     7.01  Notices. Except as otherwise expressly set forth in this Agreement,
           -------
all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, or by documented overnight delivery service, or sent by telecopy, telex, or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by first class mail, return receipt requested. Notices, demands and communications to Purchaser or Premiere will, unless another address is specified in writing, be sent to the address indicated below:

     If to Premiere, to:  Premiere Communications, Inc.
                          3399 Peachtree Road, N.E., Suite 600
                          Atlanta, Georgia  30326
                          Attn: Patrick G. Jones, Executive Vice President
                          Telephone:  (404) 262-8429
                          Telecopy:  (404) 262-8540

     With a copy to:      Alston & Bird LLP
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424
                          Attn: Stephen A. Opler, Esq.
                          Telephone:  (404) 881-7693
                          Telecopy:  (404) 881-4777

     If to
     Purchaser to:        Telecare Systems, Inc.
                          444 Lafayette Road
                          Noblesville, Indiana 46060
                          Attn:  Donald Roudebush
                          Telephone:  (317) 776-7654
                          Telecopy:  (317) 776-7653

     With a copy to:      Stewart & Irwin, P.C.
                          251 East Ohio Street
                          Suite 1100
                          Indianapolis, Indiana 46204-2118
                          Attn:  Stephen W. Sutherlin, Esq.
                          Telephone:  (317) 639-5454
                          Telecopy:  (317) 632-1319


     7.02  Entire Agreement, Modifications, Amendments and Waivers. This
           -------------------------------------------------------
Agreement, the Schedules, the Exhibits and the Other Agreements constitute the entire agreement with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings of the parties with respect thereto. No change, alteration, modification or addition to this Agreement shall be effective unless in writing and properly executed by the parties hereto.

     7.03  Successors and Assigns. This Agreement shall be binding upon and
           ----------------------
shall inure to the benefit of and be enforceable by the parties hereto, and their respective estates, successors, legal or personal representatives, heirs, distributees, designees and assigns, but no assignment shall relieve any party of the obligations hereunder.

     7.04  Table of Contents; Captions; References. The table of contents and
           ---------------------------------------
the captions and other headings contained in this Agreement as to the contents of particular articles, sections, paragraphs or other subdivisions contained herein are inserted for convenience of reference only and are in no way to be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer and shall not affect the interpretation or meaning of this Agreement. Except as specifically provided herein, all references in this Agreement to "Section" or "Article" shall be deemed to be references to a Section or Article of this Agreement.

     7.05  Pronouns. All pronouns used herein shall be deemed to refer to the
           --------
masculine, feminine or neuter gender as the context requires.

     7.06  Governing Law. The construction, validity and performance of this
           -------------
Agreement shall be governed by the laws of Georgia, without regard to choice of law principles thereunder.

     7.07  Arbitration. Prior to submission to arbitration, the non-defaulting
           -----------
party shall have provided to the breaching or defaulting party written notice of its breach of, or default under, the terms of this Agreement. After such notice, the defaulting party shall have thirty (30) days in which to cure such breach or default, during which time the parties will attempt to resolve promptly and in good faith, any controversy or claim arising out of or relating to this Agreement by negotiations between representatives of the parties who have authority to settle the controversy. The parties may agree to use other alternative dispute resolution procedures, including mediation, mini-trial, or other procedures involving a neutral advisor. Within ten (10) days after receipt of the written notice from the non-defaulting party, the receiving party shall submit to the other a written response. If the matter has not been resolved within twenty (20) days of receipt of the disputing party's notice, or if either party will not meet within ten (10) days of receipt of the disputing party's notice, either party may initiate arbitration in accordance with the terms of this Section 7.07 after the thirty (30) day period referred to in the first sentence.

          (a) Any dispute, controversy or claim arising out of, in connection with, or related to this Agreement or any modification, extension or breach thereof, including any claim for damages or rescission, or both, not resolved by the foregoing negotiation procedures shall be finally settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as in effect at the time of the initiation of arbitration. The arbitration shall be held before one arbitrator mutually agreed to by Seller and Purchaser. In the event that Seller and Purchaser cannot mutually agree on an arbitrator within 5 business days, then the arbitration shall be held before a panel of three arbitrators, one to be selected by Seller, one to be selected by Purchaser, and the third by agreement of the two arbitrators selected by the parties. The arbitration shall be held in Atlanta, Georgia. The arbitration proceedings, submissions and award shall be in English.

          (b) The parties consent to the jurisdiction of any state or federal court of competent subject matter jurisdiction, and hereby waive any defense based on personal jurisdiction or venue, for all purposes in connection with the arbitration, including (a) confirmation or vacating of the arbitration award;
(b) enforcement of the arbitration award; (c) issuance of provisional remedies to protect rights, interests, assets or property and to ensure ultimate satisfaction of the arbitration award, including but not limited to temporary or preliminary injunctive relief. The parties may, without inconsistency with this agreement to arbitrate, seek from any court having jurisdiction any interim measures or provisional remedies pending the establishment of the arbitral tribunal and until the arbitral tribunal's final award has been satisfied. The parties agree that the award made by the arbitrator shall be final and binding on the parties, and they waive any right to appeal the arbitral award, to the extent such an appeal may be lawfully waived.

     7.08  Severability. Should any term or provision of this Agreement be held
           ------------
to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     7.09  Remedies Not Exclusive. No remedy conferred by any of the specific
           ----------------------
provisions of this Agreement is intended to be, nor shall be, exclusive of any other remedy available at law, in equity or otherwise.

     7.10  Counterparts and Interpretations. This Agreement may be executed in
           --------------------------------
any number of counterparts, each of which shall be an original; but all of such counterparts shall together constitute one and the same instrument.

     7.11  Seller's Knowledge. For purposes of this Agreement "Seller's
           ------------------
knowledge" and the "best of Seller's knowledge" and words of similar import shall mean the actual knowledge of Dan Mell, Pat Jones, Scott Trilling and Roy Cammarano.


                         [Signatures on Following Page]

     IN WITNESS WHEREOF, this Agreement has been executed and delivered under seal as of the day and year first above written.

                              PURCHASER:
                              ---------

                              TELECARE, INC.



                              By: /s/ Donald W. Roudebush
                                 --------------------------
                              Title: President

Attest:

 /s/ Donald. W. Roudebush
-------------------------
Its: Secretary

[CORPORATE SEAL]

                              SELLER:
                              ------


                              PREMIERE COMMUNICATIONS, INC.


                              By: /s/ Patrick G. Jones
                                 -----------------------------
                              Title: Executive Vice President

Attest:

/s/ William A. Thurber
---------------------------
Its: Assistant Secretary

[CORPORATE SEAL]

                                EXHIBIT 1.03(a)
                                ---------------

                                     NOTE A

$4,162,000.00                                             Date: August 25, 2000

     FOR VALUE RECEIVED, TELECARE, INC., an Indiana corporation (the "Debtor"), hereby promises to pay to the order of PREMIERE COMMUNICATIONS, INC. (hereafter, together with any holder hereof, called "Holder") at the offices of the Holder located at 3399 Peachtree Road, N.E., Atlanta, Georgia 30326, or at such other place as the Holder may designate in writing to the Debtor, in lawful money of the United States of America, and in immediately available funds, the principal sum of FOUR MILLION ONE HUNDRED SIXTY TWO THOUSAND AND 00/100 DOLLARS ($4,162,000.00) together with interest on the principal balance from time to time outstanding hereunder (computed on the basis of a 360-day year and actual number of days elapsed) from the date hereof through November 25, 2000 at a per annum rate equal to eight percent (8%) and thereafter until paid in full at a per annum rate equal to ten percent (10%).

     Principal and accrued interest thereon shall be payable hereunder in one balloon payment on February 25, 2001. Interest shall accrue monthly and be added to the principal balance hereunder on the first business day of each calendar month until all principal and interest hereunder has been paid in full. Interest shall accrue on any amount past due hereunder at a rate equal to five percent (5%) per annum in excess of the interest rate otherwise payable hereunder. All such interest shall be due and payable on demand.

     Notwithstanding any terms or provisions contained herein or elsewhere, in no event shall the aggregate amount of Interest (as defined below) contracted for, reserved, charged, collected, taken or received by the Holder pursuant to this Note exceed the maximum amount permissible (the "Maximum Rate") under the
                                                      ------------
Usury Laws (as defined below). Neither the exercise by the Holder of its rights to accelerate the payment or the maturity of any indebtedness evidenced by this Note, nor the prepayment by the Debtor of any of the indebtedness evidenced by this Note, nor the occurrence of any other event or contingency whatsoever, shall entitle the Holder to charge, collect or receive Interest in excess of the Maximum Rate and in no event shall the Debtor be obligated to pay Interest exceeding the Maximum Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency operate to bind, obligate or compel the Debtor to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, but only to the extent of the excess of Interest over such Maximum Rate. If any Interest is contracted for, charged, collected, taken or received in excess of the Maximum Rate ("Excess"), the Debtor
                                                  ------
acknowledges and agrees that any such obligation, charge, collection or receipt shall be the result of a bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal hereof and the balance of such Excess, if any, shall be returned to the Debtor; it being the express intent of the Debtor and the Holder that the Debtor will not pay and the Holder not receive, charge or collect, directly or indirectly, interest in excess of the Maximum Rate. By the execution of this Note, the Debtor covenants and agrees that (i) the credit or return of any Excess shall constitute the acceptance by the Debtor of such Excess, and (ii) the Debtor shall not seek or pursue (and hereby waives to the fullest extent permitted by law) any other remedy, legal or equitable, against the Holder, based in whole or in part upon contracting for, charging, collecting or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged, collected or received by the Holder, all Interest at any time contracted for, charged, collected or received from the Debtor in connection with the indebtedness evidenced by this Note shall, to the extent permitted by the Usury Laws, be amortized, prorated, allocated and spread in equal parts throughout the full term of this

Note. The Debtor and the Holder agree, to the maximum extent permitted under the Usury Laws, to (i) characterize any non-principal payment as an expense rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. For purposes hereof, the term "Interest" shall mean any and all interest, fees,
                               --------
premiums and other charges for the use of money or the extension of credit and shall include any "interest" (or any amount or sum deemed to be "interest") under and as defined in the Usury Laws; and the term "Usury Laws" shall mean any
                                                      ----------
applicable laws, statutes (including, without limitation, Title 7, Chapter 4 of the Official Code of Georgia), rules, regulations or ordinances limiting, governing or otherwise regulating the rate or amount of Interest or the manner which Interest may be calculated, charged, collected, paid, contracted for or disclosed.

     The Debtor, and the Holder by accepting this Note, each agree and stipulate that the only charge imposed upon the Debtor for the use of money in connection with this Note is and shall be the interest described in the first paragraph hereof.

     Each of the following events shall constitute an "Event of Default" under this Note: (a) failure of the Debtor to pay any principal, interest or other amount due hereunder when due, or the Debtor shall in any way fail to comply with the other terms, covenants or conditions contained in this Note; (b) any oral or written representation or warranty made at any time by the Debtor to the Holder shall prove to have been incorrect or misleading in any material respect when made; (c) a default, event of default, or event which with the giving of notice or the passage of time or both would constitute a default or event of default, shall have occurred under any other document, instrument, contract or agreement now or hereafter entered into by the Debtor and Holder or executed by the Debtor in favor of the Holder, including that certain Contingent Note dated the date hereof and made by the Debtor in favor of the Holder and any security agreement, pledge agreement or other similar agreement securing the obligations hereunder or thereunder, or the Debtor shall in any way fail to comply with the terms, covenants or conditions contained in any such document, instrument, contract or agreement; (d) a default, event of default, or event which with the giving of notice or the passage of time or both would constitute a default or event of default, shall have occurred under any document, instrument, contract or agreement (i) evidencing or securing indebtedness of the Debtor for borrowed money or (ii) material to the financial condition of the Debtor; (e) a final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Debtor and such judgment or order has or will have a materially adverse effect on the financial condition of the Debtor; (f) a warrant, writ of attachment, levy or other similar process shall be issued against any property of the Debtor; (g) the Debtor shall (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts;
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) be unable to, or admit in writing its inability to, pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) make a conveyance fraudulent as to creditors under any state or federal law; or (h) a case or other proceeding shall be commenced against the Debtor in any court of competent jurisdiction seeking (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Debtor or all or any substantial part of the assets, domestic or foreign, of the Debtor.

     Thirty (30) days after the Holder has notified the Debtor of the occurrence of an Event of Default (other than an Event of Default described in clauses (a), (d), (g) or (h) of the definition thereof), if such Event of Default has not been cured, any and all of the loans and the Debtor's other obligations hereunder, at the option of the Holder, and without further demand or notice of any kind, may be immediately declared, and thereupon shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise. Five (5) days after the Holder has notified the Debtor of the occurrence of an Event of Default described in clauses (a) or (d) of the definition of "Event of Default," if such Event of Default has not been cured, any and all of the loans and the Debtor's other obligations hereunder, at the option of the Holder, and without further demand or notice of any kind, may be immediately declared, and thereupon shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise. Immediately, upon the occurrence of an Event of Default described in clause (g) or (h) of the definition thereof, any and all of the loans and the Debtor's other obligations hereunder, without demand or notice of any kind, shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.

     The Debtor shall pay all expenses incurred by the Holder in the collection of this Note (other than in connection with the scheduled payments of principal and interest under this Note), including, without limitation, the reasonable fees and disbursements of counsel to the Holder, if this Note is collected by or through an attorney-at-law.

     Time is of the essence of this Note.

     To secure the payment of this Note and, all other indebtedness or liability of the Debtor to the Holder, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, or due or to become due, the Debtor hereby grants to the Holder a security interest in, and collaterally assigns to the Holder, all property of the Debtor of every kind and description now or hereafter in the possession or control of the Holder for any reason.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Debtor hereby authorizes the Holder, at any time or from time to time, without notice to the Debtor or to any other person or entity, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all indebtedness at any time held or owing by the Holder or any affiliate of the Holder, to or for the credit or the account of the Debtor, against and on account of all obligations of the Debtor owing hereunder or otherwise to the Holder, irrespective of whether or not the Holder shall have declared any or all of such obligations of the Debtor to be due and payable, and although such obligations shall be contingent or unmatured.

     THE DEBTOR AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, THE DEBTOR HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

     FURTHER, THE DEBTOR WAIVES (I) ANY NOTICE OR HEARING PRIOR TO THE TAKING POSSESSION OR CONTROL BY THE HOLDER OF ANY COLLATERAL GIVEN BY THE DEBTOR, (II) THE POSTING OF ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE HOLDER TO EXERCISE ANY OF ITS RIGHTS OR REMEDIES, INCLUDING THE ISSUANCE OF AN IMMEDIATE WRIT OF

POSSESSION AND (III) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION OF LAWS.

     THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

     No delay or failure on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     All amendments to this Note, and any waiver or consent of the Holder, must be in writing and signed by the Holder and the Debtor.

     The Debtor hereby waives presentment, demand, notice of dishonor, protests and all other notices whatever.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     This Note shall be binding upon the successors and assigns of the Debtor.
A Holder of this Note may assign or transfer this Note to any person or entity without notice to, or the consent of, the Debtor. The Debtor may not assign any of its obligations hereunder to any person or entity.

     Any notice to be given hereunder shall be in writing, shall be sent to the Holder's address as specified in the first paragraph hereof or the Debtor's addresses set forth below its signature hereto, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.



                           [Signatures on Next Page]

     IN WITNESS WHEREOF, the Debtor has executed and delivered this Note A under seal as of the date and year first written above.


                              TELECARE, INC.


                              By:
                                 ------------------------------

                                 Title:
                                       ------------------------


                              [CORPORATE SEAL]

                              Address for Notices:

                              444 LaFayette Road
                              Noblesville, Indiana 46060
                              Attention: Donald W. Roudebush

                                EXHIBIT 1.03(b)
                                ---------------

                                CONTINGENT NOTE

                                                          Date:  August 25, 2000

     FOR VALUE RECEIVED, TELECARE, INC. (the "Debtor"), subject to the terms of this Note, hereby unconditionally promises to pay to the order of PREMIERE COMMUNICATIONS, INC. (hereafter, together with any holder hereof, called "Holder") at the offices of the Holder located at 3399 Peachtree Road, N.E., Atlanta, Georgia 30326, or at such other place as the Holder may designate in writing to the Debtor, in lawful money of the United States of America, and in immediately available funds, the Contingent Amount Due (as defined below) plus the amount, if any, of the Brubaker Addition (as defined below), together with interest on the principal balance from time to time outstanding hereunder (computed on the basis of a 360-day year and actual number of days elapsed) from August 25, 2001 at a per annum rate equal to twelve percent (12%). Notwithstanding the foregoing, in the event that prior to August 25, 2001 Debtor pays to the order of Holder in immediately available funds the amount indicated on Schedule A to this Contingent Note, then the Contingent Amount Due shall
   ----------
automatically be deemed to be the amount indicated on Schedule A to this
                                                      ----------
Contingent Note.

     For purposes of this Contingent Note, the term "Customer Contracts" shall mean the contracts for retail calling card services between Premiere Communications, Inc. ("Premiere") and each of its customers of such service who were active during any portion of the three month period of April, May and June, 2000 (the "Customers"). For the purposes of this Contingent Note, the "Contingent Amount Due" shall mean a variable amount between $0 and $2,390,000, which amount shall be determined as follows: (A) the variable amount shall be $1,195,000 if on or before February 25, 2001 Holder has made all necessary filings with, and received all necessary approvals, consents and authorizations from, or has otherwise satisfied any notification requirements imposed by, any and all applicable state governmental and regulatory authorities (collectively, "Regulatory Filings and Approvals") necessary to allow Premiere to sell a sufficient number of its Customer Contracts representing at least fifty percent (50%) of the number of its customers to Debtor; (B) the variable amount shall be $0 and this Contingent Note shall be null, void and of no further force or effect if Holder has not made or obtained the Regulatory Filings and Approvals necessary to allow Premiere to sell the number of the Customer Contracts described in the foregoing clause (A); and (C) the variable amount shall increase (up to an aggregate maximum of $2,390,000) by the product of (i) $24 multiplied by (ii) the number of Customer Contracts for which Holder, prior to August 25, 2001, has made or obtained all Regulatory Filings and Approvals in excess of 50% of the number of Customer Contracts; provided, however, a state governmental and regulatory authority's approval, consent or authorization with respect to Holder's sale of the Customer Contracts to Debtor in a state shall be presumed for purposes of the foregoing clauses (A) through (C) if Holder cannot make or obtain the Regulatory Filings or Approvals due in whole or significant part to any of Debtor's prior, current or future acts, omissions or non-compliance with any legal or regulatory requirements in such state.

     For purposes of this Contingent Note, the term "Brubaker Addition" means the amount, if any, that Holder at its sole option and discretion pays to Craig Brubaker ("Brubaker") upon the default of Debtor in its obligation to pay to Brubaker $200,000 on the earlier of (i) one year after the date of this Contingent Note or (ii) August 31, 2001 pursuant to Section 5.07 of that certain Asset Sale Agreement dated as of the date of this Note by and between Debtor and Premiere.

     The principal balance shall be payable ON DEMAND on or after August 25, 2001. Interest shall accrue monthly from and after August 25, 2001 and be added to the principal balance hereunder on the first business day of each calendar month until all principal and interest hereunder has been paid in full. All such interest shall be due and payable on demand.

     Notwithstanding any terms or provisions contained herein or elsewhere, in no event shall the aggregate amount of Interest (as defined below) contracted for, reserved, charged, collected, taken or received by the Holder pursuant to this Contingent Note exceed the maximum amount permissible (the "Maximum Rate")
                                                                 ------------
under the Usury Laws (as defined below). Neither the exercise by the Holder of its rights to accelerate the payment or the maturity of any indebtedness evidenced by this Contingent Note, nor the prepayment by the Debtor of any of the indebtedness evidenced by this Note, nor the occurrence of any other event or contingency whatsoever, shall entitle the Holder to charge, collect or receive Interest in excess of the Maximum Rate and in no event shall the Debtor be obligated to pay Interest exceeding the Maximum Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency operate to bind, obligate or compel the Debtor to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, but only to the extent of the excess of Interest over such Maximum Rate. If any Interest is contracted for, charged, collected, taken or received in excess of the Maximum Rate ("Excess"), the Debtor acknowledges and agrees that any such
                   ------
obligation, charge, collection or receipt shall be the result of a bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal hereof and the balance of such Excess, if any, shall be returned to the Debtor; it being the express intent of the Debtor and the Holder that the Debtor will not pay and the Holder not receive, charge or collect, directly or indirectly, interest in excess of the Maximum Rate. By the execution of this Contingent Note, the Debtor covenants and agrees that (i) the credit or return of any Excess shall constitute the acceptance by the Debtor of such Excess, and
(ii) the Debtor shall not seek or pursue (and hereby waives to the fullest extent permitted by law) any other remedy, legal or equitable, against the Holder, based in whole or in part upon contracting for, charging, collecting or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged, collected or received by the Holder, all Interest at any time contracted for, charged, collected or received from the Debtor in connection with the indebtedness evidenced by this Contingent Note shall, to the extent permitted by the Usury Laws, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Contingent Note. The Debtor and the Holder agree, to the maximum extent permitted under the Usury Laws, to (i)
characterize any non-principal payment as an expense rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof. For purposes hereof, the term "Interest" shall mean any and all interest, fees, premiums and
                  --------
other charges for the use of money or the extension of credit and shall include any "interest" (or any amount or sum deemed to be "interest") under and as defined in the Usury Laws; and the term "Usury Laws" shall mean any applicable
                                         ----------
laws, statutes (including, without limitation, Title 7, Chapter 4 of the Official Code of Georgia), rules, regulations or ordinances limiting, governing or otherwise regulating the rate or amount of Interest or the manner which Interest may be calculated, charged, collected, paid, contracted for or disclosed.

     The Debtor, and the Holder by accepting this Contingent Note, each agree and stipulate that the only charge imposed upon the Debtor for the use of money in connection with this Contingent Note is and shall be the interest described in the first paragraph hereof.

     Each of the following events shall constitute an "Event of Default" under this Contingent Note: (a) failure of the Debtor to pay any principal, interest or other amount due hereunder when due, or the Debtor shall in any way fail to comply with the other terms, covenants or conditions contained in this Contingent Note; (b) any oral or written representation or warranty made at any time by the Debtor to the Holder shall prove to have been incorrect or misleading in any material respect when made; (c) a default, event of default, or event which with the giving of notice or the passage of time or both would constitute a default or event of default, shall have occurred under any other document, instrument, contract or agreement now or hereafter entered into by the Debtor and Holder or executed by the Debtor in favor of the Holder, including that certain Note A dated the date hereof and made by the Debtor in favor of the Holder ("Note A") and any security agreement, pledge agreement or other similar agreement securing the obligations hereunder or thereunder, or the Debtor shall in any way fail to comply with the terms, covenants or conditions contained in any such document, instrument, contract or agreement; (d) a default, event of default, or event which with the giving of notice or the passage of time or both would constitute a default or event of default, shall have occurred under any document, instrument, contract or agreement (i) evidencing or securing indebtedness of the Debtor for borrowed money or (ii) material to the financial condition of the Debtor; (e) a final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Debtor and such judgment or order has or will have a materially adverse effect on the financial condition of the Debtor; (f) a warrant, writ of attachment, levy or other similar process shall be issued against any property of the Debtor; (g) the Debtor shall (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts;
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) be unable to, or admit in writing its inability to, pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) make a conveyance fraudulent as to creditors under any state or federal law; or (h) a case or other proceeding shall be commenced against the Debtor in any court of competent jurisdiction seeking (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Debtor or all or any substantial part of the assets, domestic or foreign, of the Debtor.

     Thirty (30) days after the Holder has notified the Debtor of the occurrence of an Event of Default (other than an Event of Default described in clauses (a), (d), (g) or (h) of the definition thereof), if such Event of Default has not been cured, the Contingent Amount Due shall automatically mean $2,390,000 notwithstanding any other provision of this Contingent Note to the contrary, which without further demand or notice of any kind thereupon shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise. Five (5) days after the Holder has notified the Debtor of the occurrence of an Event of Default described in clauses (a) or (d) of the definition of "Event of Default," if such Event of Default has not been cured, the Contingent Amount Due shall automatically mean $2,390,000 notwithstanding any other provision of this Contingent Note to the contrary, which without further demand or notice of any kind thereupon shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise. Immediately, upon the occurrence of an Event of Default described in clause (g) or (h) of the definition thereof, the Contingent Amount Due shall automatically mean $2,390,000 notwithstanding any other provision of this Contingent Note to the contrary, which without further demand or notice of any kind thereupon shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.

     This Contingent Note shall be subordinated to any future debt that replaces Note A, which subordination is subject to negotiation with the new lender and Holder.

     The Debtor shall pay all expenses incurred by the Holder in the collection of this Note (other than in connection with the scheduled payments of principal and interest under this Contingent Note), including, without limitation, the reasonable fees and disbursements of counsel to the Holder, if this Contingent
Note is collected by or through an attorney-at-law.

     Time is of the essence of this Contingent Note.

     To secure the payment of this Contingent Note and, all other indebtedness or liability of the Debtor to the Holder, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, or due or to become due, the Debtor hereby grants to the Holder a security interest in, and collaterally assigns to the Holder, all property of the Debtor of every kind and description now or hereafter in the possession or control of the Holder for any reason.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Debtor hereby authorizes the Holder, at any time or from time to time, without notice to the Debtor or to any other person or entity, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all indebtedness at any time held or owing by the Holder or any affiliate of the Holder, to or for the credit or the account of the Debtor, against and on account of all obligations of the Debtor owing hereunder or otherwise to the Holder, irrespective of whether or not the Holder shall have declared any or all of such obligations of the Debtor to be due and payable, and although such obligations shall be contingent or unmatured.

     THE DEBTOR AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, THE DEBTOR HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

     FURTHER, THE DEBTOR WAIVES (I) ANY NOTICE OR HEARING PRIOR TO THE TAKING POSSESSION OR CONTROL BY THE HOLDER OF ANY COLLATERAL GIVEN BY THE DEBTOR, (II) THE POSTING OF ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE HOLDER TO EXERCISE ANY OF ITS RIGHTS OR REMEDIES, INCLUDING THE ISSUANCE OF AN IMMEDIATE WRIT OF POSSESSION AND (III) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION OF LAWS.

     THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

     No delay or failure on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     All amendments to this Contingent Note, and any waiver or consent of the Holder, must be in writing and signed by the Holder and the Debtor.

     The Debtor hereby waives presentment, demand, notice of dishonor, protests and all other notices whatever.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     This Note shall be binding upon the successors and assigns of the Debtor. A Holder of this Contingent Note may assign or transfer this Contingent Note to any person or entity without notice to, or the consent of, the Debtor. The Debtor may not assign any of its obligations hereunder to any person or entity.

     Any notice to be given hereunder shall be in writing, shall be sent to the Holder's address as specified in the first paragraph hereof or the Debtor's addresses set forth below its signature hereto, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.



                           [Signatures on Next Page]

     IN WITNESS WHEREOF, the Debtor has executed and delivered this Contingent Note under seal as of the date and year first written above.


                              TELECARE, INC.


                              By:
                                 -------------------------------
                                 Title:
                                       -------------------------


                              [CORPORATE SEAL]

                              Address for Notices:

                              ----------------------------------
                              ----------------------------------
                              ----------------------------------

                                 EXHIBIT 5.06
                                 ------------

                       AMENDMENT #2 TO CARRIER AGREEMENT

This Amendment #2 is entered into as of August __, 2000 (the "Effective Date") to that certain Carrier Agreement between PREMIERE COMMUNICATIONS, INC., a corporation under the laws of Florida ("Premiere"), and Telecare, Inc., a corporation under the laws of Indiana ("Customer"), dated as of January 11, 1999, as amended, (the "Agreement"). In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

                                   RECITALS:

Whereas, the parties entered into the Agreement; and

Whereas, the parties have entered into separate agreements wherein Customer is purchasing certain assets related to Premiere's Retail Calling Card business.
In payment for such assets, Customer is issuing to Premiere, among other things, a promissory note ("Note A").

Whereas, associated with the sale of assets described above, the parties entered into a Management Services Agreement under which Premiere will manage certain assets and business on behalf of Customer until Customer pays off Note A.

NOW, THEREFORE, in consideration of the mutual obligations, premises and undertakings set forth below, the parties agree as follows:

                                  AGREEMENT:

1. Upon payment of Note A to Premiere by Customer, Customer shall begin buying from Premiere transmission and platform services for long-distance telephone calls (the "Services"). The rates for such services shall be based on the following formula: ((inbound cost per minute multiplied by 1.20) + outbound cost) multiplied by 1.8085) + $0.015 per minute. Upon commencement of Customer's purchase of the Services, Premiere will provide Customer with a matrix detailing the rates per the formula above. At the beginning of each calendar month thereafter, the rates shall be adjusted based on Premiere's cost to buy the Services. Such rates are for platform and transmission charges only and do not include any taxes, payphone surcharges, USF or other add-on charges.

2.   Customer agrees to purchase the Services on a take-or-pay basis for three
     (3) calendar quarters commencing on the first calendar quarter following the payment of Note A. Such total commitment shall vary depending upon the when Note A is paid off by Customer. If Customer pays off Note A within ninety (90) days after it is issued (the "Issue Date"), then the total commitment shall be seven million dollars ($7,000,000). If Customer pays off Note A between ninety-one and one hundred eighty (91-180) days after the Issue Date, then the total commitment shall be six million dollars ($6,000,000). If Customer pays off Note A more than one hundred eighty (180+) days after the Issue Date, then the total commitment shall be five million dollars ($5,000,000).

3. For the first (1/st/) calendar quarter of Customer's take-or-pay commitment, Customer shall purchase at least two million dollars ($2,000,000) worth of the Services. For the second (2/nd/) calendar quarter of Customer's take-or-pay commitment, Customer shall purchase at least two million dollars ($2,000,000) worth of the Services. For the third (3/rd/)calendar quarter of

     Customer's take-or-pay commitment, Customer's commitment shall equal three, two or one million dollars ($3,000,000 or $2,000,000 or $1,000,000)
     depending upon when Note A is paid off as provided above.

4. Customer shall pay for its actual usage of the Services on a monthly basis on thirty (30) day net terms, provided that payment for the final month of each calendar quarter shall include both actual usage for such month and the amount, if any, by which the aggregate payments for the calendar quarter are less than the minimum quarterly commitment for such quarter. If the call volume for any calendar quarter does not meet or exceed the minimum take-or-pay commitment for such quarter, Customer may roll over up to ten percent (10%) of that quarter's commitment to be added to the commitment for the next calendar quarter.

5. After the expiration of the initial three calendar quarters and payment of all amounts due for usage and take-or-pay commitments, the rate for domestic calls shall be reduced to $0.090 per minute for domestic United States calls for the remainder of the term of the Agreement.

6. If the Agreement is terminated or expires before Customer fulfills its obligations with regard to its take-or-pay commitment, then the terms of Sections 1, 2, 3 and 4 of this Amendment #2 shall survive such termination or expiration and shall continue and remain in effect until Customer's obligations are fulfilled.

Except as described above, all other terms and conditions of the Agreement shall remain in full force and effect.

Exhibit 1 is attached hereto and incorporated herein.

IN WITNESS WHEREOF, the parties executed this Amendment #2 as of the date first set forth above.

TELECARE, INC.                                  PREMIERE COMMUNICATIONS, INC.:


------------------------------                  -------------------------------
Name: Don Roudebush                             Name:
Title: President                                Title:

                                 EXHIBIT 5.08
                                 ------------

                         MANAGEMENT SERVICES AGREEMENT

     THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") is executed as of August 25, 2000, but with the parties express intention that this Agreement be effective for tax and accounting purposes as of August 1, 2000, by and between Telecare, Inc., an Indiana corporation ("Purchaser") and Premiere
Communications, Inc., a Florida corporation ("Premiere").

     WHEREAS, prior to the date hereof, Premiere owned and operated its retail calling card business (the "Business"); and

     WHEREAS, pursuant to that certain Asset Sale Agreement by and among Purchaser and Premiere dated August 25, 2000 (the "Sale Agreement"), Purchaser has agreed to purchase, and Premiere has agreed to sell, substantially all of the assets used exclusively in the Business (capitalized words not otherwise defined herein shall have the meaning ascribed to them in the Sale Agreement); and

     WHEREAS, as a material inducement to Purchaser to enter into the Sale Agreement, Premiere has agreed to provide certain services to Purchaser relating exclusively to the Business on the terms and subject to the conditions set forth herein; and

     WHEREAS, Premiere and Purchaser recognize that Purchaser will need a period of time to fully transfer the Business and to establish its own infrastructure related to the Business (the "Transition Period") and that during the Transition Period, Purchaser will need certain services to be provided by Premiere; and

     WHEREAS, Premiere and Purchaser have determined that the period of time needed to fully transfer the Business should coincide with the term of Note A;

     NOW, THEREFORE, in consideration of the Sale Agreement, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Services.
         --------

          (a)  General.
               -------

          Subject to the terms and provisions of this Agreement and subject to the payment of the fees set forth in Section 2(a) and solely in connection with the Business, Premiere shall provide to Purchaser the services that it had been providing for itself in the use of the Assets and the operation of the Business but only as and to the extent reflected in the revenue and expenses of the Business for the six months prior to the date of this Agreement (collectively, the "Services"). Unless otherwise agreed by the Managing Committee (as defined in Section 3), during the Term of this Agreement, Premiere shall use its commercially reasonable efforts to provide the Services (which Services shall be provided pursuant to Premiere's existing operating authority until such time as Premiere has obtained the consent or approval, or otherwise has complied with any applicable notice requirements, of all applicable federal or state governmental or regulatory authorities having jurisdiction with respect to the transfer of the Business) in the same manner and with the same level of care as Premiere performed such Services in the six months prior to the date of this Agreement. By way of illustration and not as an expansion of the Services, Premiere will provide Purchaser with general services of a financial, technical, commercial, administrative and advisory nature, including those services listed on Exhibit A hereto. The Services may be expanded beyond the definition of the
     ---------
     first sentence of this Section 1 only with the prior written consent of Premiere, which consent may be withheld for any reason in Premiere's sole and absolute discretion.

          (b)  Use of Assets.
               -------------

          In connection with the performance of the Services, Premiere shall have access to and the full and complete use of the Assets, including, but not limited to, the Databases, the Marketing Names, the Bloomington Assets and the Marketing Materials, solely so that it may fulfill its obligations under this Agreement.

          (c)  Contract Management.
               -------------------

          As an example of the Services and not in addition thereto, Premiere shall use its commercially reasonable efforts to manage, maintain, operate and perform on behalf of and for the benefit of Purchaser any responsibilities, duties and obligations of Purchaser as the assignee of the Contracts. Premiere shall consult with Purchaser and keep Purchaser advised as to all material matters and decisions affecting the Contracts; and shall refrain from altering, modifying, amending, or waiving any terms or provisions of the Contracts without the prior written consent of Donald
     W. Roudebush ("Roudebush"), which consent shall not be withheld or delayed unreasonably, except in the reasonable and ordinary course of performing any duties and obligations with respect to the Contracts.

          Premiere shall have the authority to enter into and maintain in effect such contracts, licenses, agreements and other undertakings on behalf of Purchaser and in Purchaser's name as Premiere shall from time to time reasonably consider appropriate, provided, however, that Premiere shall not enter into any marketing contracts or any contracts that extend beyond the term of this Agreement, in either case without the prior written consent of Roudebush, which consent shall not be withheld or delayed unreasonably. Premiere specifically acknowledges that, except as set forth in the preceding sentence or elsewhere in this Agreement, it is not authorized to, and shall not, sell, assign, materially breach, or default with respect to any Contract or part thereof, or commit any other action with respect to the Contracts that is contrary to the terms of this Agreement.

     2.   Costs of Services.
          -----------------

          (a)  Monthly Fees.
               ------------

               The monthly fees for the Services during the Term of this Agreement shall be equal to one hundred percent (100%) of the cash receipts of the Business for each such month. During the Term of this Agreement, Premiere shall pay all of the expenses relating to the operations of the Business out of its monthly fee for the Services. Pursuant to Premiere's covenant in the preceding sentence, Premiere also (i) shall pay all accrued, but unpaid operating expenses of the Business that exist at the date of the termination of this Agreement and that were incurred in the ordinary course of business and (ii) shall pay all current liabilities for actual redemption arising out of the Call & Fly(R) program of the Business, so long as Telecare or Purchaser or any of their respective representatives or affiliates have not taken any action that, directly or indirectly, in whole or in part, increased the number or amount of such redemptions or the liability therefor.

          (b)  Purchaser Directed Expenditures.
               -------------------------------

               During the period covered by this Agreement, Purchaser may direct Premiere in the expenditure of up to ten percent (10%) of the cash receipts of the Business towards the following expenses:

               (i) New customer acquisition costs, including sales and marketing activities relating directly and exclusively to the acquisition or generation of new customers ("New Customer Acquisition Costs") or costs relating to the marketing of additional services to existing customers of the Business;

               (ii) Up to $50,000 of aggregate costs of Purchaser associated with the consummation of the transactions contemplated by the Sale Agreement, which shall include, without limitation, legal fees, but which costs shall not include any costs associated with investment bankers fees, costs or expenses or any other costs related, directly or indirectly, to obtaining the third party financing necessary to repay Note A and Note B; and

               (iii) Up to $200,000 of aggregate costs associated with the transition of the Business to Purchaser, provided that (with the sole exception of up to $10,000 a month to be paid to William Tucker or any other head of sales and marketing for Telecare) none of these transition costs may be allocated to or otherwise spent for existing personnel of Telecare or Purchaser.

          (c)  Marketing Incentive Payments.
               ----------------------------

               To motivate Purchaser to implement effective marketing programs and to compensate Purchaser for its successes, Premiere will pay to Purchaser, in cash, a marketing incentive fee equal to 20% of any amount by which the cash receipts of the

     Business exceed $9,400,000 during the Term of this Agreement. Conversely, if the cash receipts of the Business during the Term of this Agreement are less than $9,400,000, Purchaser will pay to Premiere, in cash, an amount equal to 20% of the difference between $9,400,000 and the actual revenues. Any payments required pursuant to this paragraph (c) shall be made within thirty (30) days after the termination of this Agreement has expired.

          (d)  Purchaser's Right of Audit and Inspection.
               -----------------------------------------

               At any time during the Term of this Agreement and for sixty (60) days thereafter, Purchaser shall have the right, upon advance written notice to Premiere and at such reasonable times during normal business hours as Premiere may designate to Purchaser, (i) to inspect and copy, at Purchaser's expense, the books, records and tax returns of Premiere for the purpose of determining the accuracy of (a) Premiere's calculation of the cash receipts of the Business and (b) the management reports referred to in
     Section 4, and (ii) to have its independent auditors audit such amounts.
     In no event shall such inspection, copying or audit disrupt the normal operations of the Business. If Purchaser should dispute Premiere's calculation of cash receipts of the Business based on any such inspection or audit, then Purchaser and Premiere shall submit such dispute to binding arbitration pursuant to the provisions of Section 11. In no event shall Purchaser be entitled to inspect or audit the books and records of the Business more than once every three months during the Term of this Agreement. All audits requested by Purchaser during the Term of this Agreement or for sixty (60) days thereafter, must be completed by the seventy-fifth (75) day following the termination of this Agreement.

     3.  Managing Committee
         ------------------

     During the Term of this Agreement, certain decisions affecting the management of the Business will be made by a managing committee consisting of three members (the "Managing Committee").

          (a)  Membership.
               ----------

          The initial three members of the Managing Committee shall be Daniel Mell, Donald Roudebush and Scott Trilling. In the event that either Mr. Mell or Mr. Trilling become unable to serve on the Managing Committee, their successors will be chosen by Premiere, provided, however, that Premiere will not remove Mr. Mell or Mr. Trilling from the Managing Committee so long as they are employees of Premiere. Should Mr. Roudebush become unable to serve on the Managing Committee, his successor will be chosen by Purchaser. Except as provided above, each of Purchaser and Premiere shall be entitled at any time, and from time to time, and for any reason (or for no reason) to designate for removal its appointed member or members of the Managing Committee and to name a replacement for that member or members. Prior to replacing any member or members of the Managing Committee, the party making the replacement shall provide the other party an opportunity to meet, interview and make comments with respect to the suitability of the person or persons sought to be replacement members of the Managing Committee. However, the selection of the replacement member or members shall ultimately be left to the discretion of the parties as described above.

          (b)  Managing Committee Decisions.
               ----------------------------

               (i) Roudebush, or his successor, is entitled to direct the marketing efforts related to New Customer Acquisition Costs, subject to (a) the 10% limitation identified in Section 2(b) and
               (b) the authority of Premiere to veto all such marketing efforts that are not lawful. All sales and marketing decisions relating to current customers must be approved by Roudebush.

               (ii) Aside from the up to $10,000 a month to be paid to William Tucker or any other head of sales and marketing for Telecare pursuant to Section 2(b)(iii) above, all expenditures on existing personnel of Purchaser or otherwise related to the Business must be approved by a unanimous vote of the Managing Committee.

               (iii) All decisions related to cost-cutting initiatives may be made at the sole discretion of Roudebush.

     4.  Reporting.  Premiere shall provide Purchaser with the management
         ---------
reports listed on Exhibit B at the frequency indicated on Exhibit B.
                  ---------                               ---------

     5.  Term.  This Agreement shall continue in force and effect, and Premiere
         ----
shall provide the Services hereunder, for the period from the date hereof until the date on which Note A is fully paid and satisfied and, accordingly, no longer outstanding (the "Term"). Notwithstanding the foregoing sentence, Premiere, at its option and in its sole and absolute discretion, may elect to terminate this Agreement at the time of, or at any time after, an uncured default by Purchaser under the Sale Agreement, this Agreement or Note A.

     6.  Liability and Indemnification.  Purchaser and Roudebush shall be liable
         -----------------------------
for their own acts and omissions, and those of their respective directors, officers, employees, shareholders, representatives, agents and invitees, in connection with this Agreement or otherwise, and shall indemnify and hold harmless Premiere and its affiliates, and their respective directors, officers, employees, shareholders, representatives, agents and invitees, against any claims, actions, compensatory damages, losses or liabilities arising from any such acts or omissions. Premiere shall be liable for its own gross negligence and its willful acts of misconduct in connection with this Agreement, and shall indemnify and hold harmless Purchaser and its affiliates, and their respective directors, officers, employees, agents shareholders, representatives, agents and invitees, against any claims, actions, compensatory damages, losses or liabilities arising from its own gross negligence and any willful acts of misconduct by it.

     In no event shall either party be liable to the other party for indirect, incidental, exemplary, special, punitive or consequential damages. Such damages shall include but not be limited to lost income or profits.

     At Premiere's option, any amounts owed to Purchaser or Roudebush as a result of this Section 6 may be offset against Note A or Note B.

     7.  Insurance.  As of the date of this Agreement, Purchaser has binding
         ---------
insurance policies ("Purchaser's Insurance") in place that provide insurance coverage with respect to the Business and the Assets as evidenced by Purchaser's certificates of insurance attached hereto as Exhibit C. Purchaser's Insurance
                                             ---------
names Premiere as an additional named insured. Purchaser shall maintain at all times during the Term of this Agreement insurance policies with no lesser coverage and otherwise no less favorable to the Business, the Assets, Purchaser or Premiere than the coverage evidenced by Exhibit C. Purchaser acknowledges
                                           ---------
that all insurance carried by Purchaser is primary and non-contributory.

     8.  Force Majeure.  Any delays in or failure of performance by Premiere
         -------------
shall not constitute a default hereunder if and to the extent such delay or failure of performance is caused by occurrences beyond the reasonable control of Premiere, including, but not limited to, acts of God or the public enemy, expropriation or confiscation of facilities, compliance with any order or request of any governmental authority, acts of war; riots or strikes or other concerted acts of personnel, or any causes, whether or not of the same class or kind as those specifically named above, that are not within the reasonable control of Premiere.

     9.  Confidentiality.  Any and all information which is not generally known
         ---------------
to the public which is exchanged between the parties in connection with this Agreement, or which is directly or indirectly obtained by one party from the other in connection with the performance of the Services hereunder, whether of a technical or business nature, shall be considered to be confidential. The parties agree that confidential information shall not be disclosed to any third party or parties without the written consent of the other party. Each party shall take reasonable measures to protect against, and shall be liable for, disclosure of confidential information by its directors, officers, employees, shareholders, representatives, agents and invitees. Confidential information shall not include any information (i) which is or becomes part of the public domain, (ii) which is obtained from third parties who are not bound by confidentiality obligations or (iii) which is required to be disclosed by law, regulation, legal process or the rules of any state or federal regulatory agency or any national stock exchange or any national automated quotation system. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Section 10 and that the non-breaching party shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for such breach but shall be in addition to all other remedies available hereunder, at law or in equity, to the non-breaching party. The provisions of this section shall survive the termination of this Agreement.

     10.  Independent Contractor Status.  Premiere shall be deemed to be an
          -----------------------------
independent contractor to Purchaser and employees of Premiere shall at all times be regarded as employees of

Premiere. Nothing contained in this Agreement shall create or be deemed to create an employment, agency, joint venture or partnership relationship between Purchaser and Premiere.

     11.  Arbitration.  Prior to submission to arbitration, the non-defaulting
          -----------
party shall have provided to the breaching or defaulting party thirty (30) days' prior written notice of its breach or, or default under, the terms of this Agreement during which thirty (30) days' the defaulting party shall have the right to cure such breach or default and during which the parties will attempt to resolve promptly and in good faith, any controversy or claim arising out of or relating to this Agreement by negotiations between representatives of the parties who have authority to settle the controversy. The parties may agree to use other alternative dispute resolution procedures, including mediation, mini-trial, or other procedures involving a neutral advisor. Within ten (10) days after receipt of the written notice from the non-defaulting party, the receiving party shall submit to the other a written response. If the matter has not been resolved within twenty (20) days of receipt of the disputing party's notice, or if either party will not meet within ten (10) days of receipt of the disputing party's notice, either party may initiate arbitration in accordance with the terms of this Section 11 after the thirty (30) day period referred to in the first sentence.

          (a) Any dispute, controversy or claim arising out of, in connection with, or related to this Agreement or any modification, extension or breach thereof, including any claim for damages or rescission, or both, not resolved by the foregoing negotiation procedures shall be finally settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as in effect at the time of the initiation of arbitration. The arbitration shall be held before one arbitrator mutually agreed to by Premiere and Purchaser. In the event that Premiere and Purchaser cannot mutually agree on an arbitrator within 5 business days, then the arbitration shall be held before a panel of three arbitrators, one to be selected by Premiere, one to be selected by Purchaser, and the third by agreement of the two arbitrators selected by the parties. The arbitration shall be held in Atlanta, Georgia. The arbitration proceedings, submissions and award shall be in English. In the event that the dispute being arbitrated pursuant to this Section 11 arises out of the calculation of the cash receipts of the Business pursuant to Section 2(d), then the arbitrator or arbitrators shall be qualified and experienced in matters relating to accounting.

          (b) The parties consent to the jurisdiction of any state or federal court of competent subject matter jurisdiction, and hereby waive any defense based on personal jurisdiction or venue, for all purposes in connection with the arbitration, including (a) confirmation or vacating of the arbitration award;
(b) enforcement of the arbitration award; (c) issuance of provisional remedies to protect rights, interests, assets or property and to ensure ultimate satisfaction of the arbitration award, including but not limited to temporary or preliminary injunctive relief. The parties may, without inconsistency with this agreement to arbitrate, seek from any court having jurisdiction any interim measures or provisional remedies pending the establishment of the arbitral tribunal and until the arbitral tribunal's final award has been satisfied. The parties agree that the award made by the arbitrator shall be final and binding on the parties, and they waive any right to appeal the arbitral award, to the extent such an appeal may be lawfully waived.

     12.  Entire Agreement, Amendment and Waiver.
          --------------------------------------

     This Agreement constitutes the entire agreement with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements and understandings of the parties with respect thereto. No change, alteration, modification or addition to this Agreement shall be effective unless in writing and properly executed by the parties hereto.


     13.  Notices.  Except as otherwise expressly set forth in this Agreement,
          -------
all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, or by documented overnight delivery service, or sent by telecopy, telex, or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by first class mail, return receipt requested. Notices, demands and communications to Purchaser or Premiere will, unless another address is specified in writing, be sent to the address indicated below:

          If to Premiere, to:  Premiere Communications, Inc.
                               3399 Peachtree Road, N.E., Suite 600
                               Atlanta, Georgia  30326
                               Attn: Patrick G. Jones, Executive Vice  President
                               Telephone:  (404) 262-8429
                               Telecopy:   (404) 262-8540

          With a copy to:      Alston & Bird LLP
                               1201 West Peachtree Street
                               Atlanta, Georgia 30309-3424
                               Attn: Stephen A. Opler, Esq.
                               Telephone:  (404) 881-7693
                               Telecopy:   (404) 881-4777

          If to Telecare
          or Purchaser, to:    Telecare Systems, Inc.
                               444 Lafayette Road
                               Noblesville, Indiana 46060
                               Attn:  Don Roudebush
                               Telephone:  (317) 776-7654
                               Telecopy:   (317) 776-7653

          With a copy to:      Stewart & Irwin, P.C.
                               251 East Ohio Street, Suite 1100
                               Indianapolis, Indiana 46204-2118
                               Attn:  Stephen W. Sutherlin, Esq.
                               Telephone:  (317) 639-5454
                               Telecopy:   (317) 632-1319

     14.  Assignment.  This Agreement may not be assigned by Purchaser without
          ----------
the prior written consent of Premiere, which Premiere may withhold in its sole and absolute discretion. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by Premiere and its successors, and assigns.

     15.  Severability.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the effect of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     16.  No Third Party Beneficiaries.  This Agreement does not create any
          ----------------------------
rights in any person or party who is not a party to this Agreement.

     17.  No Strict Construction.  The language used in this Agreement will be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     18.  Section Headings.  The headings of sections contained in this
          ----------------
Agreement are provided for convenience only.

     19.  Complete Agreement.  This document and the documents referred to
          ------------------
herein or attached hereto contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral which may have related to the subject matter hereof in any way, other than the Sale Agreement.

     20.  Governing Law.  The substantive law (and not the law of conflicts or
          -------------
choice of law) of the State of Georgia will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     21.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     22.  Further Assurances.  At any time and from time to time after the date
          ------------------
hereof, at any party's request, and without further consideration, the other parties shall promptly execute and deliver all such further agreements, certificates, instruments and documents, and perform such further actions, as a party may reasonably request in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement, including without limitation, aiding in the transition of the Business to Purchaser after the termination of this Agreement.

                       [Signatures on the Following Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                        TELECARE, INC.



                                        By:
                                           --------------------------
                                        Title:
                                              -----------------------
Attest:

----------------------------
Its:
    ------------------------

[CORPORATE SEAL]


                                        PREMIERE COMMUNICATIONS, INC.



                                        By:
                                           --------------------------
                                        Title:
                                              -----------------------
Attest:

----------------------------
Its:
    ------------------------

[CORPORATE SEAL]

                                   Exhibit A

                                   Services

                                   Exhibit B

                               Management Reports

                                   Exhibit C

                           Certificates of Insurance

                                 EXHIBIT 5.11
                                 ------------

                                   GUARANTY

     THIS GUARANTY dated as of August 25, 2000 executed and delivered by DONALD
W. ROUDEBUSH (the "Guarantor") in favor of PREMIERE COMMUNICATIONS, INC. (the "Seller").

     WHEREAS, pursuant to that certain Asset Sale Agreement dated as of August 25, 2000 (as the same may be amended, modified, supplemented or extended from time to time, the "Agreement"; terms used herein and not defined herein have their respective defined meanings as set forth in the Agreement) by and between Telecare, Inc. (the "Purchaser") and the Seller, the Seller has made available to the Purchaser certain financial accommodations on the terms and conditions set forth in the Agreement;

     WHEREAS, the Guarantor owns 100% of the issued and outstanding shares of the Purchaser;

     WHEREAS, the Guarantor will benefit, as a direct shareholder of the Purchaser, from the consummation of the transactions under the Agreement;

     WHEREAS, the Guarantor is therefore willing to guarantee the payment and performance in full of all of the Guaranteed Obligations of the Purchaser (as defined below); and

     WHEREAS, it is a condition precedent to the Seller making such financial accommodations to the Purchaser that the Guarantor execute and deliver this Guaranty.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

     Section 1.  Guaranty.  The Guarantor hereby, irrevocably and
                 --------
unconditionally, guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the following (the following collectively referred to as the "Guaranteed Obligations"): (a) all obligations of the Purchaser under the Agreement and the documents and instruments executed in connection therewith, including, without limitation, the principal of, and interest on, amounts owing by the Purchaser to the Seller under that certain Note A dated August 25, 2000 made by the Purchaser in favor of the Seller and that certain Contingent Note dated August 25, 2000 made by the Purchaser in favor of the Seller (together, the "Notes") and (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing.

     Section 2.  Guaranty of Payment and Not of Collection.  This Guaranty is a
                 -----------------------------------------
guaranty of payment and performance, and not of collection, and a debt of the Guarantor for its own account. Accordingly, the Seller shall not be obligated or required before enforcing this Guaranty against the Guarantor: (a) to pursue any right or remedy the Seller may have against the Purchaser or any other guarantor of the Guaranteed Obligations or commence any suit or other proceeding against the Purchaser or any other guarantor of the Guaranteed Obligations in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Purchaser or any other guarantor of the Guaranteed Obligations; or (c) to make demand of the Purchaser or any other guarantor of the Guaranteed Obligations or to enforce or seek to enforce or realize upon any collateral security held by the Seller which may secure any of the Guaranteed Obligations. In this connection, the Guarantor hereby waives the right of the Guarantor to require any holder of the Guaranteed Obligations to take action against the Purchaser as provided in Official Code of Georgia Annotated (S)10-7-24.

     Section 3.  Guaranty Absolute.  The Guarantor guarantees that the
                 -----------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Seller with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof):
(a) (i) any change in the amount, interest rate or due date or other term of any Guaranteed Obligations, or (ii) any change in the time, place or manner of payment of all or any portion of the Guaranteed Obligations, or (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Agreement, the Notes, or any other document or instrument evidencing any Guaranteed Obligations, or (iv) any renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Agreement, the Notes, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing; (b) any lack of validity or enforceability of the Agreement, the Notes, or any other document, instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing; (c) any furnishing to the Seller of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Guaranteed Obligations; (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Purchaser; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor or the Purchaser or any other person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding; (f) any application of sums paid by the Purchaser or any other person with respect to the liabilities of the Purchaser to the Seller, regardless of what liabilities of the Purchaser remain unpaid; (g) any defect, limitation or insufficiency in the borrowing powers of the Purchaser or in the exercise thereof; (h) any act or failure to act by the Seller which may adversely affect the Guarantor's subrogation rights, if any, against the Purchaser to recover payments made under this Guaranty; or (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor.

     Section 4.  Action with Respect to Guaranteed Obligations.  The Seller may,
                 ---------------------------------------------
at any time and from time to time, without the consent of, or notice to, the Guarantor, and without discharging the Guarantor from its obligations hereunder take any and all actions described in Section 3 above and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guaranteed Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guaranteed Obligations or increasing, decreasing or otherwise changing the interest rate or fees that may accrue on any of the Guaranteed Obligations; (b) amend, modify, alter or supplement the Agreement or the Notes or any other document evidencing any Guaranteed Obligations; (c) release any person liable in any manner for the payment or collection of the Guaranteed Obligations; (d) exercise, or refrain from exercising, any rights against the Purchaser or any other person; and (f) apply any sum, by whomsoever paid or however realized, to the Guaranteed Obligations in such order as the Seller shall elect.

     Section 5.  Waiver.  The Guarantor, to the fullest extent permitted by law,
                 ------
hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.

     Section 6.  Inability to Accelerate Loan.  If the Seller or the holder of
                 ----------------------------
any of the Guaranteed Obligations is prevented under applicable law or otherwise from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Seller or such holder shall be entitled to receive from the Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

     Section 7.  Reinstatement of Guaranteed Obligations.  If claim is ever made
                 ---------------------------------------
upon the Seller for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and the Seller repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Seller or any of its property, or (b) any settlement or compromise of any such claim effected by the Seller with any such claimant (including the Purchaser or a trustee in bankruptcy for the Purchaser), then, and in such event, the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Agreement, the Notes, or any other instrument evidencing any liability of the Purchaser, and the Guarantor shall be and remain liable to the Seller for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Seller.

     Section 8.  Waiver of Subrogation.  The Guarantor hereby forever waives and
                 ---------------------
releases any and all claims or causes of action the Guarantor may have against the Purchaser or any other Loan Party or any other Person arising by reason of any payment by the Guarantor to the Seller pursuant to this Guaranty, whether such claim or cause of action arises by way of any common-law right of subrogation, by way of any other applicable law or statutes, or by way of any written or oral agreement between the Guarantor and the Purchaser. This waiver of subrogation is for the benefit of the Purchaser and the Seller and the foregoing waiver may not be revoked by the Guarantor without the prior, written consent of the Seller.

     Section 9.  Payments Free and Clear.  All sums payable by the Guarantor
                 -----------------------
hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any withholding tax or liability imposed by any governmental agency or authority, wherever located, or any statute, rule or regulation promulgated thereby), and in the event that the Guarantor is required by such applicable law or by such governmental agency or authority to make any such deduction or withholding, the Guarantor shall pay to the Seller such additional amount as will result in the receipt by the Seller of the full amount payable hereunder had such deduction or withholding not occurred or been required.

     Section 10. Subordination Of the Purchaser's Obligations To the Guarantor.
                 -------------------------------------------------------------
As an independent covenant, the Guarantor hereby expressly covenants and agrees for the benefit of the Seller that all obligations and liabilities owing by the Purchaser to the Guarantor of whatsoever description ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of the Purchaser to the Seller under the terms of the Agreement and the other Loan Documents ("Senior Claims"). If a Default shall occur, then, unless and until such Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by the Purchaser to the Guarantor on account of or in any manner in respect of any Junior Claim and the Guarantor shall not receive or accept any such direct or indirect payment. In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to the Guarantor on account of or in any manner in respect of any Junior Claim. For the purposes of the previous sentence and the next Section, "Proceeding" means the Purchaser or the Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") or any other applicable bankruptcy laws; or any involuntary case is commenced against the Purchaser or the Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Purchaser or the Guarantor, or the Purchaser or the Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Purchaser or the Guarantor, or any such proceeding is commenced against the Purchaser or the Guarantor, or the Purchaser or the Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Purchaser or the Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or the Purchaser or the Guarantor makes a general assignment for the benefit of creditors; or the Purchaser or the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Purchaser or the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Purchaser or the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by the Purchaser or the Guarantor for the purpose of effecting any of the foregoing. In the event any direct or indirect payment or distribution is made to the Guarantor in contravention of this Section 10, such payment or distribution shall be deemed received in trust for the benefit of the Seller and shall be immediately paid over to the Seller for application against the Guaranteed Obligations in accordance with the terms of the Agreement.

     Section 11. Automatic Acceleration in Certain Events.  In the event of a
                 ----------------------------------------
Proceeding, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantor, without notice or other action on the part of the Seller, and regardless of whether payment of the Guaranteed Obligations by the Purchaser has then been accelerated.

     Section 12. Information.  The Guarantor assumes all responsibility for
                 -----------
being and keeping itself informed of the Purchaser's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that the Seller will not have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

     Section 13. Covenant.  Until the Guaranteed Obligations have been
                 --------
indefeasibly paid and performed in full, the Guarantor hereby covenants and agrees with the Seller that Parent Guarantor shall not merge or consolidate with any other person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any person or entity.

     Section 14. Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND
                 -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     Section 15. Arbitration.
                 -----------

     (a) Any dispute, controversy or claim arising out of, in connection with, or related to this Agreement or any modification, extension or breach thereof, including any claim for damages or rescission, or both, not resolved by the foregoing negotiation procedures shall be finally settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as in effect at the time of the initiation of arbitration. The arbitration shall be held before one arbitrator mutually agreed to by Seller and Purchaser. In the event that Seller and Purchaser cannot mutually agree on an arbitrator within 5 business days, then the arbitration shall be held before a panel of three arbitrators, one to be selected by Seller, one to be selected by Purchaser, and the third by agreement of the two arbitrators selected by the parties. The arbitration shall be held in Atlanta, Georgia. The arbitration proceedings, submissions and award shall be in English.

     (b) The parties consent to the jurisdiction of any state or federal court of competent subject matter jurisdiction, and hereby waive any defense based on personal jurisdiction or venue, for all purposes in connection with the arbitration, including (a) confirmation or vacating of the arbitration award;
(b) enforcement of the arbitration award; (c) issuance of provisional remedies to protect rights, interests, assets or property and to ensure ultimate satisfaction of the arbitration award, including but not limited to temporary or preliminary injunctive relief. The parties may, without inconsistency with this agreement to arbitrate, seek from any court having jurisdiction any interim measures or provisional remedies pending the establishment of the arbitral tribunal and until the arbitral tribunal's final award has been satisfied. The parties agree that the award made by the arbitrator shall be final and binding on the parties, and they waive any right to appeal the arbitral award, to the extent such an appeal may be lawfully waived.

     Section 16. Loan Accounts.  The Seller may maintain books and accounts
                 -------------
setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guaranteed Obligations, and in the case of any dispute relating to any Guaranteed Obligation, the entries in such account shall be binding upon the Guarantor as to the outstanding amount of such Guaranteed Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Seller to maintain such books and accounts shall not in any way relieve or discharge the Guarantor of any of its obligations hereunder.

     Section 17. Waiver of Remedies.  No delay or failure on the part of the
                 ------------------
Seller in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Seller of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

     Section 18. Waiver of Exemptions.  To the fullest extent permitted by law,
                 --------------------
the Guarantor hereby waives and agrees not to claim any and all homestead and other exemptions allowed by the Constitution or laws of the United States of America, the State of Indiana or any other state or district of the United States of America.

     Section 19. Successors and Assigns.  Each reference herein to the Seller
                 ----------------------
shall be deemed to include the Seller's successors and assigns (including, but not limited to, any holder of the Guaranteed Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor's executors, administrators, successors and assigns, upon whom this Guaranty also shall be binding. The Seller may assign, transfer or sell any Guaranteed Obligation to any person or entity without the consent of, or notice to, the Guarantor and without releasing, discharging or modifying the Guarantor's obligations hereunder. The Guarantor hereby consents to the delivery by the Seller to any assignee or transferee of any financial or other information regarding the Purchaser or the Guarantor. The Guarantor not may assign or transfer its obligations hereunder to any person or entity.

     Section 20. Survival of Agreement.  All agreements, representations and
                 ---------------------
warranties made herein shall survive the execution and delivery of this Guaranty and the Agreement and the consummation of the transactions thereunder.

     Section 21. Amendments.  This Guaranty may not be amended except in
                 ----------
writing signed by the Seller and the Guarantor.

     Section 22. Payments/Expenses.  All payments made by the Guarantor
                 -----------------
pursuant to this Guaranty shall be made in the lawful currency of the United States of America, in immediately available funds to the main office of the Seller, not later than 11:00 a.m., Atlanta time, on the date three business days after demand therefor. The Guarantor shall pay, on demand, all costs and expenses incurred by the Seller in the collection and enforcement of this Guaranty including the fees and disbursements of counsel to the Seller if collection is sought by or through an attorney.

     Section 23. Notices.  All notices, demands or other communications to the
                 -------
Guarantor hereunder shall be in writing and shall be made in accordance with the terms of the Agreement.

     Section 24. Severability.  In case any provision of this Guaranty shall be
                 ------------
invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 25. Headings.  Section headings used in this Guaranty are for
                 --------
convenience only and shall not affect the construction of this Guaranty.

                           [Signatures on Next Page]

IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.



                               -------------------------------------------
                               DONALD W. ROUDEBUSH